UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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Securities Exchange Act of 1934

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EAST FORK BIODIESEL, LLC

2108 140th Avenue

P.O. Box 21

Algona, IA 50511

Telephone: (515) 395-8888

NOTICE OF ANNUAL MEETING OF MEMBERS

Important Notice Regarding the Availability

of Proxy Materials for the Annual Meeting of Members

to be held on March 19, 2010

January 28, 2010

Dear Members:

We look forward to your participation either in person or by proxy at the 2010 Annual Meeting of Members of East Fork Biodiesel, LLC, an Iowa limited liability company. We will hold the meeting at our plant, located at 2108 140th Avenue, Algona, IA 50511, on Friday, March 19, 2010, at 10:00 a.m. Central Time.

At this year’s annual meeting, the agenda includes the following:

	Agenda Items	Board Recommendation
(1)	Election of Directors;	FOR

(2)	To consider and act upon a proposal to approve East Fork’s Second Amended and Restated Operating Agreement (effective March 19, 2010);	FOR

(3)	To consider and act upon a proposal to approve an increase in East Fork’s authorized membership units; and	FOR

(4)	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.	FOR

Please refer to the enclosed 2010 Proxy Statement (Proxy Statement) for detailed information on each of the proposals and the annual meeting. The Proxy Statement and 2009 Annual Report on Form 10-K, as amended, as filed with the Securities and Exchange Commission, are available at www.eastforkbiodiesel.com, by clicking on “SEC Compliance.”

If you have questions regarding the information in the proxy statement or completion of the enclosed proxy card, or if you need directions to attend the meeting, please contact Chris Daniel at (515) 451-7222 or at Chris.Daniel@eastforkbiodiesel.com.

All members are cordially invited to attend the 2010 Annual Meeting in person. However, it is important that your units be represented whether or not you plan to attend to assure the presence of a quorum. The board of directors requests that you promptly vote by marking, signing and dating the enclosed proxy card. You can return your proxy card to us:  (a) in the envelope provided or (b) via facsimile number:  (515) 395-8891.  For your proxy card to be valid, it must be received by us no later than 9:00 a.m. Central Time on March 19, 2010. If you attend the meeting and your units are registered in your name, if you desire you may withdraw your proxy card at that time and vote your units in person.

Sincerely yours,

Chris L. Daniel
Chief Executive Officer

i

EAST FORK BIODIESEL, LLC

PROXY STATEMENT

The Board of Directors (our Board) of East Fork Biodiesel, LLC (East Fork) solicits your proxy for the 2010 Annual Meeting of Members and any postponement or adjournment of the meeting, for the purposes set forth in “Notice of Annual Meeting of Members.” We will hold the meeting at our plant, located at 2108 140th Avenue, Algona, IA 50511, on Friday, March 19, 2010, at 10:00 a.m. Central Time.

References to 2009, 2010 and the like relate to the fiscal year ended September 30th.

Record Date	January 27, 2010

Quorum

At least 30% of the issued and outstanding membership units must be present in person or by proxy. Your units will be included in the determination of whether a quorum is present even if you do not mark any choices on the proxy card.

Units Outstanding	49,159 membership units issued and outstanding as of December 31, 2009

Voting in Person

Your vote is very important: Registered holders can vote in person at the time the proxy cards are collected at the Annual Meeting. Beneficial owners must obtain a proxy from their brokerage firm, bank or other holder of record and present it to the inspector of elections with their ballot. Voting in person will replace any previous votes submitted by proxy.

Voting by Proxy

If you do not wish to vote in person or if you will not be attending the Annual Meeting, you may vote by proxy by mailing your proxy to our address listed in the Notice of Annual Meeting. Also, you may send it to us via facsimile number: (515) 395-8891.

Changing Your Vote

Registered holders may revoke their proxy at any time before the proxy cards are collected at the Annual Meeting by submitting a later-dated vote in person at the annual meeting, or before the meeting by sending us a signed instrument via facsimile number: (515) 395-8891 or mail at the address indicated above received before 9:00 a.m. Central Time on March 19, 2010. If your units are held for you by a bank or brokerage firm, you must contact that firm to revoke any prior voting instructions.

Votes Required to Adopt Proposals

Each membership unit outstanding on the record date is entitled to one vote on each of the two director nominees and one vote for the other proposals listed in our Notice of Annual Meeting of Members. Election of our director nominees and adoption of the other proposals will each require the affirmative vote of a majority of the membership units represented at the annual meeting in person or by proxy, a quorum being present.

Effect of Abstentions

For election of our director nominees and adoption of the other proposals listed in our Notice of Annual Meeting of Members, units voted “abstain” effectively count as votes AGAINST the director nominee and AGAINST adoption of the other proposals.

Voting Instructions

If you complete and submit your proxy voting instructions, the persons named as proxies will follow your instructions. If you submit proxy voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal. Thus, if no choice is specified, the proxy will be voted "FOR" Proposals 1, 2, 3 and 4 described in the above Notice. The persons named as proxies will vote on any other matters properly presented at the annual meeting in accordance with their best judgment. We have not received notice of other matters that may be properly presented for voting at the annual meeting.

Voting Results	We will report final results at www.eastforkbiodiesel.com and in our Quarterly Report on Form 10-Q.

PROPOSAL 1 - ELECTION OF DIRECTORS

Two directors are to be elected to hold office for a three-year term expiring at the Annual Meeting in 2013. All of the nominees are incumbent directors. All nominees have indicated their willingness to serve as directors if elected.

If you submit proxy voting instructions but do not direct how to vote on the election of the nominees, the persons named as proxies intend to vote for each nominee. If, as a result of circumstances not now known, any of the nominees will be unable to serve as a director, proxies will be voted for the election of such other person as the Board may select. Information about the nominees, including business experience for at least the last five years, is set forth below.

Incumbent Directors with Terms Expiring in 2010

Allen A. Kramer, Age 52, Director since 2006

During the past five years, Mr. Kramer has been a self-employed farmer, farming 400 acres in Kossuth County, Iowa, and operated a feeder pig finishing operation. Also, he received his real estate license in May 2006, and since May 2006 he has worked as a real estate agent for Farm & Home Services in Algona, Iowa. Mr. Kramer has been a director since January 26, 2006. He is Chairman of our Audit Committee and is a member of our Nominating Committee.

Dean Ulrich, Age 49, Director since 2006

Beginning in 2005, Mr. Ulrich investigated the acquisition of various businesses, culminating in his purchase of Pixler Electric, a Spencer, Iowa electric contractor in September 2007. He is President of Pixler Electric. From November 1987 until December 2004, Mr. Ulrich was Vice President of Ventura Coastal Corp., a food manufacturer, in Ventura, California, and was responsible for all of its agricultural production, maintenance, personnel, quality control, warehousing, traffic and drawback departments. He has served as a director since January 26, 2006. He is our Non-Employee Vice President. He is a member of our Executive Committee and Hedging Committee.

Vote Necessary to Approve Each Nominee

The affirmative vote of the holders of a majority of the membership voting interests represented at the annual meeting in person or by proxy, a quorum being present, will be required for approval of each nominee listed in Proposal 1. Units present at the meeting and voting “abstain” effectively count as votes against the nominee.

Recommendation of the Board of Directors

We recommend a vote FOR Proposal 1 for the election of each of the nominees listed above.

Incumbent Directors with Terms Expiring in 2011

Lennon Brandt, Age 53, Director since 2006

During the past five years, Mr. Brandt has been a self-employed farmer and President and Treasurer of Lennon Brandt Enterprises, Inc., a farming corporation. Mr. Brandt has served as a director since January 26, 2006. He is a member of our Audit Committee and Nominating Committee.

Kenneth M. Clark, Age 65, Director since 2006

During the past five years, Mr. Clark has owned Clark Farms, Algona, Iowa, and made all management decisions for its grain farming operations in Kossuth County, Iowa, Wayne County, Iowa, Poweshiek County, Iowa, and LaRue County, Kentucky; he has owned and is President of KMC Consultants, Ltd., Algona, Iowa, which advises farmers and assists start-up businesses and operations; has been licensed in Iowa as a real estate agent for farms and farmland and has served as Treasurer of East Fork’s Countryside Community Playhouse. Mr. Clark has served as a director since January 26, 2006. He is our Non-Employee President. He is a member of our Executive Committee and Hedging Committee.

James A. Meyer, Age 74, Director since 2006

Mr. Meyer is and has been owner and operator of the Meyer Farm since March, 1966. Mr. Meyer has served as a director since January 26, 2006. From August 2003 until March 2007, Mr. Meyer served as director of Western Iowa Energy, LLC. He is Chairman of our Board of Directors and Chairman of our Executive Committee.

Incumbent Directors with Terms Expiring in 2012

Michael L. Kohlhaas, Age 56, Director since 2006

Mr. Kohlhaus is and has been the owner and operator of the Mike Kohlhaus Farm since 1973. He has been a director since January 26, 2006. He is our Non-Employee Secretary. He is a member of our Executive Committee.

Jack W. Limbaugh, Jr., Age 52, Director since 2006

During the past five years, Mr. Limbaugh has been the owner and operator of Jack’s O.K. Tire Service in Algona, Iowa. He has been one of our directors since January 26, 2006. He is also a director of Farmer’s State Bank of Algona, Iowa. He is our Non-Employee Treasurer. He is a member of our Executive Committee.

Daniel Muller, Age 50, Director since 2006

Mr. Muller has been a self-employed farmer for 20 years. He has been a director since January 26, 2006. He is Chairman of our Nominating Committee and a member of our Hedging Committee.

Executive Officers

Chris L. Daniel, age 45, our Non-Employee Chief Executive Officer since September 15, 2008

Since 2006 and until joining East Fork, Mr. Daniel served as General Manager of Northern Bio Energy, Huxley, IA, a start-up renewable fuels company focused on establishing facilities and partnerships for biodiesel production. Between 2005 and 2006, he served as General Manager of Western Iowa Energy, Wall Lake, IA, a biodiesel producer. From 1992 through 2005, he served in various capacities with Bandag Inc., Muscatine, IA, a provider of truck tire re-treading materials, including Project Manager of Business Process Redesign from 2002 through 2005. Mr. Daniel works for us as an employee of Renewable Fuels, LLC (Renewable Fuels) under the terms of our 2008 Management Services Agreement (Renewable Fuels Management Agreement) with Renewable Fuels.

Our Operating Agreement requires that East Fork have the following officers: president, vice president, secretary and treasurer. Each of these required officer positions is currently filled by a non-employee director who receives no compensation for such service. Given East Fork’s financial condition and its two part-time employees as of December 1, 2009 (plus our Chief Executive Officer), the Board has determined that it would not be in the best interest of East Fork and its members to hire employees with the necessary qualifications to fill the four required officer positions so that non-employee directors would not have to serve as officers of East Fork.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees, counsels and directs management in the long-term interests of East Fork and our members. The Board’s responsibilities include: (a) selecting and evaluating the performance of the Chief Executive Officer (CEO) and other key employees; (b) reviewing and approving our major financial objectives and strategic and operating plans, business risks and actions; (c) overseeing the conduct of our business to evaluate whether the business is being properly managed; and (d) overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures and compliance with law and ethics.

Director Independence

Each of the following non-employee directors are “independent” directors in accordance with the published listing requirements of the NASDAQ (except that our non-employee directors are filling the four officer positions required by our Operating Agreement) and, in the case of the Audit Committee, the rules of the Securities and Exchange Commission (SEC): Michael L. Kohlhaas, Jack W. Limbaugh, Jr., Daniel Muller, Allen A. Kramer, Dean Ulrich, James A. Meyer, Kenneth M. Clark and Lennon Brandt. East Fork is exempt from the independence listing standards because East Fork’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association.

East Fork’s Board met 12 times in 2009. Our Board currently has five committees: Executive Committee, Audit Committee, the Board in its capacity as the Compensation Committee, Hedging Committee and Nominating Committee.

No incumbent director attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board and (2) the total number of meetings held by all committees of the Board on which he served in 2009. All of the incumbent directors attended our March 20, 2009 Annual Meeting. All directors are expected to attend each meeting of East Fork’s Board and the committees on which they serve and are also expected to attend our annual meetings of members.

East Fork maintains a corporate governance page on its website, which includes East Fork’s current Operating Agreement, Code of Ethics and charters for the Audit Committee and Nominating Committee of the Board. The corporate governance page can be found at www.eastforkbiodiesel.com by clicking on “Governance.” The documents noted above will also be provided without charge to any member who requests them by making a written request to East Fork, at the address shown on the cover of this Proxy Statement. Any changes to these documents, and any waivers granted by East Fork with respect to its Code of Ethics, will be posted on East Fork’s website.

East Fork also posts on its website its 2009 Annual Report on Form 10-K, as amended, as filed with the SEC. The Annual Report to Members can be found at www.eastforkbiodiesel.com by clicking on “SEC Compliance.” East Fork has furnished a printed copy of the 2009 Annual Report on Form 10-K, as amended, to each person whose proxy is solicited and to each person representing that, as of the record date of the Annual Meeting, he or she was a beneficial owner of units entitled to be voted at the meeting.

Audit Committee

As described more fully in our Audit Committee charter, the purpose of the Audit Committee is to assist the Board in its general oversight of East Fork’s financial reporting, internal controls and audit functions. Management is responsible for the preparation, presentation, and integrity of East Fork’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations.

Our Audit Committee met five times in 2009. The members of the Audit Committee in 2009 were Michael L. Duffy, chairman of the committee, and Messrs. Brandt and Kramer. In October 2009, Mr. Duffy tendered his resignation as a director, and Mr. Muller was appointed to fill the vacancy. Also, Mr. Kramer was appointed chairman of the committee. None of these directors is an officer of East Fork. The Audit Committee is exempt from the independence listing standards because East Fork’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association. Each member of our Audit Committee is independent within the definition of independence provided by NASDAQ and SEC rules.

East Fork does not currently have a member of the Audit Committee who meets the SEC’s qualifications to be an “audit committee financial expert” and who is willing to assume the responsibility for being named as such expert. Since we became a public company subject to the rules of the Securities Exchange Act of 1934, as amended (Exchange Act), we have not been able to attract an Audit Committee financial expert given our financial condition, suspension of directors fees and the limited number of people possessing such qualifications willing to serve on our Board and audit committee of a public company. However, the Board determined that each Audit Committee member has at a minimum sufficient knowledge in reading and understanding East Fork’s financial statements to serve on the Audit Committee. The responsibilities and activities of the Audit Committee are described in detail in “Report of the Audit Committee of the Board of Directors” and the Audit Committee’s charter.

McGladrey & Pullen, LLP, East Fork’s independent registered public accounting firm, is responsible for performing an independent audit of East Fork’s consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the effectiveness of East Fork’s internal control over financial reporting. In accordance with law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing East Fork’s independent audit firm. The Audit Committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent audit firm; nor can the Audit Committee certify that the independent audit firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel, and direction to management and to the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee’s members in business, financial and accounting matters.

Compensation Committee

For 2009, our entire Board served as the Compensation Committee.

The Board, in its capacity as East Fork’s Compensation Committee, has direct responsibility with respect to the compensation of our directors and executive officers and oversees the Chief Executive Officer’s recommendations for compensation of our other employees. The Compensation Committee has the overall responsibility for approving and evaluating our director and executive compensation plans, policies and programs. As of December 1, 2009, we had two (2) part-time employees, plus our Chief Executive Officer provided by Renewable Fuels.

The Board did not meet solely to discuss compensation-related issues in 2009. However, compensation issues were addressed as necessary at regular Board meetings. It is the Board's policy that compensation matters pertaining to one or more interested directors requires that each director recuse himself from any action on individual compensation related to him and such compensation determined by a majority of the independent directors. In 2009, the Board did not utilize a compensation consultant.

Although our Compensation Committee was created by the Board in October 2007, East Fork has few compensation matters concerning directors and executive officers because our only current management personnel, Chris L. Daniel, our Chief Executive Officer, is not an employee of East Fork. In September 2008, our Board appointed Mr. Daniel to serve, in the discretion of our Board, as our Chief Executive Officer. His responsibilities include providing the strategic direction and overall management of our business, including the management of our relationship with Renewable Energy Group. We are party to a Renewable Fuels Management Agreement with Mr. Daniel’s employer, Renewable Fuels, which is responsible for his compensation and benefits.

Under the terms of the Management Agreement with Renewable Energy Group, in prior years we were furnished with a General Manager and Operations Manager to direct the operations of our plant.  The General Manager and Operations Manager were employees of Renewable Energy Group.  Renewable Energy Group provides for the compensation of our General Manager and Operations Manager, and such compensation is part of the monthly fees we paid to Renewable Energy Group under the Management Agreement.  Since our plant remains idle, we have not had a General Manager since April 2008, nor an Operations Manager since Lance White resigned his employment in March 2009 with Renewable Energy Group and his position as our Operations Manager under the Management Agreement.  Since our plant remains idle, we have not requested Renewable Energy Group to provide a new General Manager or Operations Manager.

Also, although our Board administers our NonQualified Deferred Compensation Plan and 2007 Unit Appreciation Plan, there were no deferrals under the NonQualified Deferred Compensation Plan and no awards under the 2007 Unit Appreciation Plan in 2009 because of our current financial situation.

Accordingly, the Board determined it should serve as the Compensation Committee and that a Compensation Committee Charter would not be developed until East Fork’s compensation matters become more involved.

Nominating Committee

Our Nominating Committee met once in 2009. The members of the Nominating Committee are directors Muller, who chairs the committee, Brandt and Kramer.

Under our Nominating Committee Charter, the Committee’s functions are to consider and recommend to the Board all nominees for possible election and re-election to the Board and to consider all matters relating to the size, composition and governance of the Board and the general subject matter, size and composition of Board committees. The Nominating Committee is exempt from the independence listing standards because East Fork’s securities are not listed on a national securities exchange or listed in an automated inter-dealer quotation system of a national securities association. Each member of our Nominating Committee is independent within the definition of independence provided by NASDAQ rules.

The Nominating Committee reviews the composition of the Board, its anticipated openings and whether the addition of directors with particular experiences, skills or characteristics would make the Board more effective. The Nominating Committee has not established any specific minimum criteria or qualifications that a nominee must possess. Rather, the Nominating Committee seeks directors who possess integrity and other character traits, broad experience, expertise in their field, capacity to understand East Fork’s business, a willingness to devote adequate time to duties of the Board and the ability to make independent judgments. The Nominating Committee also considers if a potential nominee will otherwise qualify for membership on the Board and if the potential nominee will satisfy independence requirements of NASDAQ and the SEC. In determining whether to recommend a director for re-election, the Nominating Committee also considers the director’s past attendance at meetings and participation in and contributions to the Board.

In October 2009, Michael L. Duffy tendered his resignation as a director. Subsequently, the Board, after consultation with the Nominating Committee, reduced the number of our directors from nine to eight.

Consideration of a nominee for the Board typically involves a series of internal discussions, review of a nominee’s background and experience and interviews of the nominee. In general, nominees are suggested by members of the Board. The Nominating Committee then meets to consider and approve the final nominees, and either makes its recommendation to the Board to fill a vacancy, add an additional member or recommend a slate of nominees to the Board for nomination and election to the Board. Director nominees recommended by the Nominating Committee for election at an annual meeting of members are subject to approval by the full Board.

The Nominating Committee will consider nominees recommended by the members. The Nominating Committee evaluates nominees proposed by members using the same criteria as other nominees. A written nomination should be mailed or delivered to Daniel Muller, Chairman, Nominating Committee, in care of East Fork, at the address shown on the cover of this Proxy Statement. The nomination should include the member’s name, address and the number of units of East Fork’s membership units owned. It should also include the name, age, business and residence addresses of the individual being nominated, the nominee’s principal occupation or employment and the number of units of East Fork’s membership units, if any, owned by the nominee, together with a statement indicating the nominee’s willingness to serve, if elected. To assist in the evaluation of nominees recommended by the members, the Nominating Committee may require the nominee to provide any additional information about the nominee as the Nominating Committee may determine appropriate or desirable, including information required to be disclosed in East Fork’s proxy statement under Regulation 14A of the Exchange Act. To be considered by the Nominating Committee for the slate recommended in the proxy statement for the 2011 Annual Meeting, members must submit the required information to Mr. Kramer on or after December 1, 2010 and no later than January 15, 2011.

Interested parties may communicate with the Board, the non-management directors as a group or the lead director by writing to James A. Meyer, our Chairman of the Board, in care of East Fork, at the address shown on the cover of this Proxy Statement.

Executive Committee

Our Executive Committee met two times in 2009. The members of the Executive Committee are directors Meyer, who chairs the Committee, Clark, Kohlhaas, Limbaugh and Ulrich. The Executive Committee may exercise the authority of the Board between its meetings, except to the extent that the Board has delegated authority to another committee or to other persons and except as limited by applicable law and our Operating Agreement.

Hedging Committee

Our Hedging Committee did not meet in 2009. The members of the Hedging Committee are directors Clark, Muller and Ulrich. Since our Board, with the assistance of Renewable Energy Group, if necessary, is responsible for making hedging decisions, the Board has created the Hedging Committee made up of directors to address our hedging needs. The Hedging Committee also consults, if necessary, with Renewable Energy Group on hedging decisions. Exposure to commodity price risk results from our dependence on soybean oil in the biodiesel production process. Before we idled our plant, we sought to minimize the risks from fluctuations in the prices of soybean oil and the price of biodiesel through the use of hedging instruments, as permitted under our hedging and risk management policy.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

On November 19, 2007, the Board decided to suspend payment to our directors of fees for Board and committee meetings for the period September 1, 2007 through the present, in light of then existing and our current financial situation. As a result, no director received fees in 2009 for service on the Board or any of its committees.

Prior to such time, non-employee directors received $400 for each Board meeting attended, in person or telephonically, and $40 per hour for meetings of any committee of the Board. Also, we reimburse our directors for their mileage at the standard IRS rate and expenses related to their service as our directors.

The following table summarizes 2009 non-employee director compensation:

Name	Fees Earned or Paid in Cash	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
(1)		(2)
Lennon Brandt	$0	$0	$0	$0
Michael L. Duffy	0	0	0	0
Michael L. Kohlhaas	0	0	0	0
Allen A. Kramer	0	0	0	0
Jack W. Limbaugh, Jr.	0	0	0	0
James A. Meyer	0	0	0	0
Daniel Muller	0	0	0	0
Dean Ulrich	$0	$0	$0	$0

(1)

Includes all non-employee directors who served in 2009, except for Kenneth M. Clark, whose compensation appears in the “Summary Compensation Table” below. Michael Duffy, a former director, resigned from the Board in October 2009. For 2009, no director received compensation.

(2)

No cash compensation for participating directors received during 2009 was deferred under the East Fork Biodiesel, LLC NonQualified Deferred Compensation Plan, a supplemental deferred compensation plan for the benefit of all members of our Board.

2010 Compensation

In light of our current financial situation, we expect no fees will be paid to our directors for Board and committee meetings in 2010. However, if East Fork’s financial situation improves, the directors will be paid for all fees properly earned during this period.

Director Deferred Compensation Plan

In September 2007, East Fork’s Board adopted the East Fork Biodiesel, LLC Non-Qualified Deferred Compensation Plan (the Director Plan). East Fork’s Director Plan is a supplemental deferred compensation plan for the benefit of all members of the Board. Under our Director Plan, participants are permitted to make elective deferrals of all or any portion of their compensation and East Fork may, but is not required to, make discretionary contributions to each participant’s account. All participant deferral and our contributions are credited to individual participant accounts as a bookkeeping entry on the records of East Fork. The participants are further credited with interest earnings on their individual accounts equal to 1% below the national prime rate as reported from time to time in The Wall Street Journal. The participants are 100% immediately vested in their deferral and our contribution accounts.

Benefits under the Director Plan are to be paid upon:

•	separation from service from East Fork;
•	death;
•	disability; or
•	change in control of East Fork due to a change in our ownership, in our effective control or in the ownership of a substantial portion of our assets.

All payments are to be made within 30 days of the occurrence of a designated payment event. Payment is to be made in cash, as elected by the participant, in lump sum or in quarterly installments for a period not to exceed 10 years.

For 2009, no deferrals of compensation were made to the Director Plan.

EQUITY COMPENSATION PLAN INFORMATION

Information as of September 30, 2009 with respect to equity compensation plans is as follows:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by security holders	0	$0.00	0
Equity compensation plans not approved by security holders	4,550(1)(2)(3)	(1)(2)(3)	0(3)

(1)

In connection with an individual compensation arrangement, on October 16, 2006 our Board issued 50 units valued at $1,000 per unit to Ag Visions in lieu of cash payment of $50,000 for consulting services we received from Ag Visions.  In March 2006, we entered into a consulting agreement with Ag Visions to serve as our Project Consultant. The fee for the service was $3,200 per month, plus bonuses for reaching certain milestones relative to the signing of the consulting agreement, completion of our business plan, obtaining our loan commitment, achieving our loan closing and the starting of our equity drive.  For fiscal year 2006, we  incurred consulting charges of $132,258, which included $50,000 of services exchanged for 50 units issued to Ag Visions, and for 2007, $92,801 in consulting costs.

(2)

In connection with an individual compensation arrangement, on April 29, 2008, we, Farm Credit and REG Construction & Technology Group, LLC entered into the Construction Payment Agreement, which provides for satisfaction and release of REG Construction’s mechanic’s lien through Farm Credit’s advance of $2,349,217 under the Restated Term Loan Agreement and through the acquisition by REG Ventures, LLC, an affiliate of REG Construction, of 2,000 of our units, valued at $1,000 per unit and issued on May 1, 2008, in lieu of cash payment of $2,000,000 for the construction services.

(3)

In connection with an individual compensation arrangement, under the terms of our September 8, 2008 Management Services Agreement with Renewable Fuels Management, we will offer, over the course of the Management Services Agreement, up to 2,500 of our membership units to Renewable Fuels Management through unit purchase options, subject to Renewable Fuels Management meeting certain performance measurements.  The purchase price of units to be granted upon achievement of the performance measurements will be $600 per unit.  Except for these options granted to Renewable Fuels Management, we have no outstanding options or warrants to purchase, or securities convertible into, our membership units. The current aggregate number of our remaining authorized membership units available for issuance for general corporate purposes, including for the Board to issue under individual compensation arrangements, is 150,841 units.  However, see Proposals 2 and 3 below.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

As of December 31, 2009, we know of no person (including any group) who owns beneficially more than 5% of our membership units.

The following table sets forth our membership units beneficially owned as of December 31, 2010 by each of our directors and our named executive officers listed in the Summary Compensation Table, and by all directors and executive officers as a group:

Amount and Nature of
	Name and Address of	Beneficial	Percent of
Title of Class	Beneficial Owner	Owner	Title of Class

Membership Units	Kenneth M. Clark	330 units(1)	* %
c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511

Membership Units	Michael L. Kohlhaas c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	30 units	*

Membership Units	Lennon Brandt c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	280 units(2)	*

Membership Units	Allen A. Kramer c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	45 units(3)	*
Membership Units	Jack W. Limbaugh, Jr. c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	85 units(4)	*

Amount and Nature of
	Name and Address of	Beneficial	Percent of Title of Class
Title of Class	Beneficial Owner	Owner

Membership Units	James A. Meyer c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	110 units(1)(5)	*
Membership Units	Daniel Muller c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	300 units(1) (6)	*

Membership Units	Dean Ulrich c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	155 units(7)	*

Membership Units	Chris Daniel c/o East Fork Biodiesel, LLC 2108 – 140th Avenue P.O. Box 21 Algona, IA 50511	-	*

All directors and executive officers as a group:		1,335 units	2.72%

* Less than one percent of the units outstanding.

(1)

The following directors disclaim beneficial ownership of the following units included above: Mr. Clark – 110 units held by his spouse; Mr. Brandt - 30 units held by his spouse; and Mr. Meyer – 20 units held by his spouse.

(2)	Includes 250 units held by Lennon Brandt Enterprises, of which Mr. Brandt is the majority owner and has sole voting and investment power, and 30 units held by his spouse.

(3)	Includes 30 units held in joint tenancy with his spouse with respect to which Mr. Kramer has sole voting and investment power.

(4)

Includes 50 units with respect to which Mr. Limbaugh has sole voting and investment power, and 35 units held in joint tenancy with his spouse with respect to which Mr. Limbaugh shares sole voting and investment power.

(5)	Reflects 110 units pledged to United Bank of Iowa.

(6)	Includes 150 units held in joint tenancy with his spouse with respect to which Mr. Muller has sole voting and investment power, all of which are pledged to Iowa State Bank.

(7)	Held in a family trust, of which Mr. Ulrich has sole voting and investment power.

 EXECUTIVE COMPENSATION

Compensation Overview

In September 2008, our Board appointed Chris L. Daniel to serve as our Chief Executive Officer. His responsibilities include, as part of his service as our Chief Executive Officer, providing the strategic direction and overall management of our business, including the management of our relationship with Renewable Energy Group. Renewable Fuels is responsible for all of Mr. Daniel's compensation and benefits under the Renewable Fuels Management Agreement.

East Fork will pay Renewable Fuels a flat fee of $20,000.00 per month to be paid regardless of the gallons of biodiesel produced for the first 12 months of the Renewable Fuels Management Agreement. The fee structure of the Renewable Fuels Management Agreement will be reviewed in 12 months to determine if adjustments are necessary. Subject to meeting certain performance measurements, East Fork will offer, over the course of the Renewable Fuels Management Agreement, up to 2,500 of its membership units to Renewable Fuels through unit purchase options. The purchase price of units to be granted upon achievement of the performance measurements will be issued at a strike price of $600 per unit. The Renewable Fuels Management Agreement has an initial term of two (2) years, subject to earlier termination by a party upon a change of control, bankruptcy or insolvency of or uncured material breach by the other party and by East Fork if Mr. Daniel ceases to be available, fails to perform or East Fork ceases or suspends production of the plant, each as described in the Renewable Fuels Management Agreement. For 2009, Renewable Fuels earned $240,000 in fees.

Kenneth M. Clark, East Fork’s President and one of our directors, was one of our paid non-employee consultants from January 1, 2008 until September 30, 2008, a portion of which he served as our full-time interim general manager. For 2008, East Fork paid KMC Consultants, Ltd. $27,000 in cash compensation for such service. This payment is in accordance with Mr. Clark’s unwritten agreement with East Fork under which the Board authorized payment, on a month-to-month basis, to KMC Consultants, Ltd. for management and coordination services performed by Mr. Clark at the rate of $3,000 per month.

Mr. Clark's service as one of our non-employee consultants ended September 30, 2008. He continues as our non-employee director and President. For 2009, Mr. Clark did not earn any compensation.

In 2009 and 2008, we had no executive officers whose total compensation, as adjusted, exceeded $100,000.

Under our REG Operational Agreement with Renewable Energy Group, we pay Renewable Energy Group for providing us with our general manager and our operations manager at our plant, who are employees of Renewable Energy Group. Since our plant is not operating, we have not requested that Renewable Energy Group provide us with our general manager, as provided under the REG Operational Agreement.

The following table summarizes the 2009 and 2008 compensation of our named executive officers (NEOs):

Name and Principal Position	Year	Salary	Bonus	All Other Compensation(1)	Total

Chris L. Daniel	2009	$0	$0	$0	$0(1)
Chief Executive Officer
	2008	$0	$0	$0	$0

Kenneth M. Clark	2009	$0	$0	$0	$0
President
	2008	$27,000(2)	$0	$0	$27,000

(1)

In September 2008, the Board appointed Mr. Daniel to serve as our Chief Executive Officer. Mr. Daniel is an employee of Renewable Fuels, who is responsible for all of his compensation and benefits. East Fork pays Renewable Fuels a flat fee of $20,000.00 per month (prorated for the first month of the Renewable Fuels Management Agreement) which is paid regardless of the gallons of biodiesel produced for the first 12 months of the Renewable Fuels Management Agreement. For 2009, East Fork paid Renewable Fuels $240,000 in fees. Subject to meeting certain performance measurements, East Fork will offer, over the course of the Renewable Fuels Management Agreement, up to 2,500 of its membership units to Renewable Fuels through unit purchase options. The purchase price of units to be granted upon achievement of the performance measurements will be issued at a strike price of $600 per unit.

(2)

Compensation of $27,000 was earned in 2008 in accordance with Mr. Clark’s unwritten agreement with East Fork under which the Board authorized payment, on a month-to-month basis, to KMC Consultants, Ltd. for management and coordination services performed by Mr. Clark as one of our non-employee consultants from January 1, 2008 until September 30, 2008, a portion of which he served as our interim general manager at the rate of $3,000 per month.

2010 Compensation

For 2010, no executive officer is expected to receive compensation, except East Fork will pay Renewable Fuels for Mr. Daniel's services according to the terms of the Renewable Fuels Management Agreement.

Outstanding Equity Awards at Fiscal Year-end

For 2008, we have no outstanding equity awards for our NEOs. However, subject to meeting certain performance measurements, East Fork will offer, over the course of the Renewable Fuels Management Agreement, up to 2,500 of its membership units to Renewable Fuels, the employer of our Chief Executive Officer, Mr. Daniel, through unit purchase options. The purchase price of units to be granted upon achievement of the performance measurements will be issued at a strike price of $600 per unit.

Unit Appreciation Plan

In September 2007, our Board adopted the East Fork Biodiesel, LLC 2007 Unit Appreciation Plan (the Unit Plan). The Unit Plan allows our Board, through a designated administrative committee of our Board (the Administrative Committee), to award incentive compensation opportunities, namely our unit appreciation rights (Rights), to members of our Board and key employees. The Rights consist of the right of designated participants to receive cash, at certain designated times following an award, equal to the excess of the fair market value of the Rights on the date of the Award over the fair market value of the Rights on the date of valuation or sale. All Rights awarded under our Unit Plan are subject to a 4-year vesting schedule, except that all Rights are immediately 100% vested upon a participant’s:

(a)	death;
(b)	disability;
(c)	change in control of East Fork due to change in ownership, change in effective control of East Fork or change in ownership of a substantial portion of the assets of East Fork; or
(d)	retirement of a participant following 5 years of service and attainment of age 65.

Rights are immediately forfeited, whether vested or unvested, upon the conviction of a felony relating to a participant’s employment with us and are forfeited to the extent a Right is unvested upon termination of employment for cause.

Benefits from the Rights granted under our Unit Plan are to be distributed following the termination date of the Participant in five equal annual installments; provided, however, if a participant elects, the payment can be made in a single lump sum or in equal installments over 5, 10, 15 or 20 years.

If a participant elects to change his payment election, the change must be (a) in writing and filed with the Administrative Committee at least 12 months prior to the date payment will be made to the participant and (b) the payments must be deferred at least five years.

A participant’s account will be immediately distributed in a single lump sum upon the participant’s death, disability, termination for cause or change in control of East Fork. Benefits under our Unit Plan are tied directly to the fair market value of the Rights on the date of the award and the date of payment. Therefore, the level of benefit is contingent on our membership units increasing in value.

For 2009, the Board awarded no units. As of December 31, 2009, there are no awards outstanding.

Benefits

Our NEOs do not receive any health or other insurance, retirement benefits (other than under East Fork’s Director Plan) or any perquisites. Our Chief Executive Officer, Mr. Daniel, is an employee of Renewable Fuels, which is responsible for all of his compensation and benefits.

PROPOSAL 2 – APPROVAL OF EAST FORK’S

SECOND AMENDED AND RESTATED OPERATING AGREEMENT

Our Board has unanimously approved, and is proposing for member approval, amendments to our First Amended and Restated Operating Agreement (effective August 26, 2008) (Operating Agreement), as set forth in our proposed Second Amended and Restated Operating Agreement (Second Amendment to Operating Agreement), which is summarized below.  On January 24, 2010, our Board commenced a private offering of convertible debt (summarized below) to obtain additional capital which will allow us, if we are successful, to:

•	modify our plant to produce biodiesel from a greater variety of feedstocks (pretreatment),
•	obtain working capital,
•	make certain debt service payments and
•	pay interim operating expenses,

all in an effort to avoid foreclosure and/or bankruptcy. To improve East Fork’s flexibility to achieve these efforts and facilitate the offering, our Board believes it is in East Fork’s best interest to secure member approval of the Second Amendment to Operating Agreement.

Background. A summary of the distressed condition of our business, which is more fully described in our 2009 annual report on Form 10-K, as amended, which accompanies this Proxy Statement and our Chief Executive Officer’s December 4, 2009 letter to our members (both of which can be found at www.eastforkbiodiesel.com by clicking on “SEC Compliance”), includes but is not limited to the following:

•

Prior efforts to restructure our $24,500,000 restated term loan agreement (the Loan), obtain new financing, working capital, funds to service our debt and pay our interim operating expenses and capital to modify our plant to allow pretreatment or possible merger or sale of all or a portion of our units or assets or other business combination have been unsuccessful to date.  We remain unable to operate our plant.

•

In May 2009, we had a scheduled principal payment of $1,825,000 due to Farm Credit, our principal lender, under our Loan. We did not make this payment because we did not have sufficient unrestricted cash. Farm Credit declared us in default and in June 2009 Farm Credit initiated foreclosure proceedings against our plant, equipment, fixtures and real property (collectively, mortgaged property). On January 7, 2010, Farm Credit filed a motion for summary judgment in the case and the court has scheduled that motion for hearing on February 16, 2010. Accordingly, entry of judgment against East Fork may occur as early as February 16, 2010 with resulting sheriff's sale of the mortgaged property occurring within the next approximately 45 days thereafter. East Fork may need to consider filing bankruptcy reorganization proceedings in order to delay the foreclosure proceedings. However, we expect that Farm Credit may seek early relief from any bankruptcy stay alleging that East Fork has no equity in the mortgaged property and no reasonable prospects of reorganization. Whether or not there is a bankruptcy filing, once the mortgaged property goes to sheriff's sale, East Fork will have a one-year period after the sale within which to redeem the property from the sale by repaying the amount bid at the sheriff's sale plus accrued interest. The foreclosure proceedings would ultimately result in the conveyance of the mortgaged property to Farm Credit, if the proceedings were concluded before the indebtedness under the Loan could be otherwise repaid or restructured in or outside of bankruptcy proceedings. Conclusion of the foreclosure process resulting in such conveyance would have a material adverse impact on our financial condition and results of operations, result in the loss of substantially all of our operating assets and a permanent shut-down of our plant and cause our members to lose substantially all of their investment in East Fork.

•

As noted above, on January 24, 2010, our Board commenced a private offering of  subordinated unsecured notes convertible into our membership units (convertible debt).  The convertible debt will not be registered under the Securities Act of 1933, as amended (the Securities Act) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.  The offering is being made to accredited investors, as defined in Regulation D of the Securities Act, including our existing members who qualify.  The net proceeds from the offering, depending upon whether a sufficient amount is subscribed, will be used to make plant modifications for pretreatment, as well as for working capital, to service our debt and pay our interim operating expenses.  The offering is for a minimum principal amount of $17,000,000 and a maximum of $27,500,000 of the convertible debt, which upon full conversion  could result in the issuance of approximately 470,000 additional units.

Exhibit A sets forth the full text of the proposed amendments to our Operating Agreement (and other related excerpts) under this Proposal 2 that are contained in the Second Amendment to Operating Agreement, with deletions indicated by strikeout and additions indicated by underline. Our Operating Agreement and the proposed Second Amendment to Operating Agreement described below are qualified in their entirety by reference to the actual text of the Second Amendment to Operating Agreement (and other related excerpts) as set forth in Exhibit A and by reference to our Operating Agreement, which can be found at www.eastforkbiodiesel.com by clicking on “Governance.”

The proposed Second Amendment to Operating Agreement modifies the following sections of our Operating Agreement by:

•	Removing the minimum per unit purchase price and authorizing an aggregate of 600,000 units (Amendments to Section 5.6(b));
•	Removing the limitation that no single person, entity or affiliate can own an interest in East Fork in excess of $1,000,000 without the consent of the Board (Amendment to Section 6.4);
•	Removing the cap on the interest rate that members may charge on loans to East Fork (Amendment to Section 6.20); and
•	Removing the provision that restricts the transfer of units before East Fork has commenced substantial operations (Amendment to Section 9.2).

Summary of Amendments and Rationale

The following is a summary of the amendments contained in the Second Amendment to Operating Agreement.

          Amendments to Section 5.6(b) – Removes the minimum per unit purchase price and authorizes an aggregate of 600,000 units.

Section 5.6(b)(iii) of our current  Operating  Agreement  provides that the directors "shall not have the authority  to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership  Voting  Interests",  issue units at a purchase price of less than $1,000 per unit. At our 2008 Annual Meeting, a majority of our members approved a resolution authorizing our Board to issue units without regard to any per unit price limitation.  The Second Amendment to Operating Agreement formally incorporates this authorization into Section 5.6(b) by removing the minimum per unit purchase price requirement currently imposed by Section 5.6(b)(iii) of our Operating Agreement. The current per unit price limitation in our Operating Agreement hampers our Board's ability to competitively offer units to prospective investors, including investors in our offering of convertible debt.  What's more, in the judgment of the Board, the minimum purchase price does not bear any rational relationship to the current fair market value of our units.  Providing the Board with the additional flexibility to issue authorized but unissued units without a minimum purchase price, but at such a price as the Board shall determine in its discretion, will be beneficial to East Fork in attracting new capital in this difficult operating and borrowing market.

Section 5.6(b)(iv) of our current  Operating  Agreement  provides that the directors “shall not have the authority  to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership  Voting  Interests”, issue more than 50,000 units. At our 2008 Annual Meeting, a majority of the members approved a resolution authorizing our Board to increase our authorized units available for issuance from 50,000 units up to 200,000 units. The aggregate number of East Fork’s  issued and outstanding units as of December 31,  2009 is 49,159.  Thus, the Board currently has the authority to issue only 150,841 units.  Section 5.6(b)(iii) of our Second Amendment to Operating Agreement would formally incorporate the previous authorization of 200,000 units and authorize an additional 400,000 units, increasing the total authorized units to 600,000 units.

The effect of our proposed Second Amendment to Operating Agreement is to permit the Board, from time to time, to issue an additional 400,000 units over its current authority from the members as reflected in the following chart:

Number of Membership Units that are:	Currently	After giving effect to Proposal No. 2
Authorized	200,000	600,000
Outstanding	49,159	49,159
Available for Issuance	150,841	550,841

The amount of unused authority to issue units represents a significant limitation in authorized but unissued units available for future company purposes. Our Board believes that the additional authorized units will be needed to facilitate our current offering of convertible debt.

Our offering involves the issuance of convertible debt, which upon full conversion could result in the issuance of approximately 470,000 additional units. The additional authorized units will also allow East Fork, if necessary, to meet the demands of prospective investors or to issue warrants or other equity compensation to management, consultants or feedstock suppliers in the future.  Our Board believes that, given the distressed condition of our business, it would be in the best interest of East Fork and its members to increase the amount of units authorized for issuance, from time to time, in the discretion of our Board, for such purposes as our Board may determine, including issuance of approximately 470,000 additional units upon full conversion under our offering of convertible debt, without further member approval (except as may be required for a particular transaction by applicable law or the requirements of regulatory agencies).

Our Board believes that this increase in its authority to issue membership units will give us added flexibility in our offering of convertible debt, permit accommodation of additional investors and enable us to issue equity compensation to management, consultants, feedstock suppliers or others without the delay and expense of formal member action each time an opportunity requiring the issuance of membership units may arise.

Ownership rights in East Fork are evidenced by membership units. There is only one class of membership units. Any newly authorized membership units subsequently issued for general company purposes would have the same rights as the membership units currently authorized and issued to members of East Fork. Each membership unit represents a pro rata ownership interest in East Fork’s capital, profits, losses and distributions, if and when declared by our Board, and the right to vote and participate in our management as provided in our Operating Agreement. Our Operating Agreement can be found at www.eastforkbiodiesel.com by clicking on “Governance.”

Members do not have conversion, preemptive, redemption or other subscription rights and there are no sinking fund provisions with respect to the membership units.  We are permitted to issue additional membership units as part of a conversion of debt instruments under our convertible debt offering or otherwise without first offering the additional membership units to our members.  Such issuance will dilute each member's percentage of the total membership interests in East Fork.  All outstanding membership units are fully paid and non-assessable.

The additional units to be authorized will become a part of the existing class of units, and approval of the Second Amendment to Operating Agreement would not affect the terms of the outstanding units or the rights of the holders of the units.  However, the issuance of additional units under our convertible debt offering or otherwise (other than in connection with a unit split or unit distribution) will, among other things, have a dilutive effect on our existing members' percentage ownership, earnings per unit and voting rights. As noted, our offering involves the issuance of convertible debt, which upon full conversion would result in the issuance of approximately 470,000 additional units.  If such full conversion occurred and the 470,000 units were issued, it would leave our current members owning approximately 9.50% of East Fork's total units.  East Fork's convertible debt offering and the issuance of additional units, or the perception that additional units may be issued, may also adversely affect the market price of East Fork's units.

          Amendment to Section 6.4 – Removes the limitation that no single person, entity or affiliate can own an interest in East Fork in excess of $1,000,000 without the consent of our Board.

Our Operating Agreement currently prohibits any person from acquiring a Membership Economic Interest (as defined therein) of more than $1,000,000.  However, it is possible that, as part of East Fork's offering of convertible debt, an investor could seek to acquire a Membership Economic Interest of more than $1,000,000 in East Fork.  Our Board believes it is appropriate to remove this limitation so that East Fork may be more flexible in seeking larger investments as part of its offering of convertible debt. Section 6.4 of our proposed Second Amendment to Operating Agreement would remove this limitation.

          Amendment to Section 6.20 – Removes the cap on the interest rate that members may charge on loans to East Fork.

Our Operating Agreement currently limits the interest rate on loans from any member or affiliates of a member to a rate equal to the prime rate plus 4% per annum. The current prime rate is 3.25%, which at present limits the rate paid on any loan from a member to East Fork to 7.25%. In light of the current economic environment and risks inherent in the financial situation of East Fork, our Board believes that the interest rate on any loans made by a member to East Fork should be subject to approval by the Board without regard to specific restrictions or limitations, as set forth in Section 6.20 of the Operating Agreement. The Operating Agreement does not require that members make any loans to East Fork, but the Board believes that members should receive a market interest rate if they do choose to make a loan to East Fork. Section 6.20 of our proposed Second Amendment to Operating Agreement would remove this limitation.

          Amendment to Section 9.2 – Removes the provision that restricts the transfer of units before East Fork has commenced substantial operations.

Our Operating Agreement currently prohibits members from transferring units until our plant commences substantial operations. Given the significant delay in our plant’s operations that East Fork has already experienced and the further delay that will occur if East Fork undertakes to modify the plant as part of its offering of convertible debt, our Board believes that it is appropriate to remove this timing restriction on transfers so that members can transfer units prior to East Fork commencing substantial operations, as long as any such transfer is approved by the Board. This amendment would allow East Fork, on the approval of the Board, to establish a matching unit trading system prior to commencing operation and would also give members the potential to transfer units, which may permit them to take advantage of tax losses on the units. Section 9.2 of our proposed Second Amendment to Operating Agreement would remove this prohibition.

Vote Required

The affirmative vote of the holders of a majority of the membership voting interests represented at the annual meeting in person or by proxy, a quorum being present, will be required for approval of Proposal 2. Units present at the meeting and voting “abstain” effectively count as votes against adoption of the Second Amendment to Operating Agreement. If Proposal 2 is approved, the Second Amendment to Operating Agreement will become effective immediately.

Recommendation of the Board

The Board recommends that you vote “FOR” Proposal 2 to adopt East Fork’s Second Amended and Restated Operating Agreement.

PROPOSAL 3 – APPROVE AN INCREASE IN EAST FORK’S

AUTHORIZED MEMBERSHIP UNITS

As described above in Proposal 2, our Board has concluded that it is in the best interests of East Fork to increase the number of authorized membership units the Board may issue from 200,000 units to 600,000 units and to request member approval of that action. To that end, our Board has unanimously approved, and is proposing for member approval, the following resolution:

RESOLVED, that the members of East Fork Biodiesel, LLC approve an increase in East Fork’s authorized units to an aggregate of 600,000 membership units.

As noted above, the Board is seeking member approval to remove from our Operating Agreement the existing $1,000 per unit minimum purchase price of authorized but unissued units and the limitation of Section 5.6(b)(iv) of our current  Operating  Agreement which provides that the directors “shall not have the authority  to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership  Voting  Interests”, issue more than 50,000 units. See “Proposal 2: Approval of East Fork’s Second Amended and Restated Operating Agreement.”

In order for the Board to issue additional units, we believe it is prudent to both obtain authorization for the issuance of the additional units under our proposed Second Amendment to Operating Agreement and also to obtain specific authorization from our members for our Board to issue the units authorized in our Second Amendment to Operating Agreement. At our 2008 Annual Meeting, the majority of our members authorized the Board to issue up to 200,000 units. The aggregate number of East Fork's  issued and outstanding units as of December 31, 2009 is 49,159.  Thus, the Board has the authority to issue only 150,841 units.  The effect of this resolution is to permit the Board, from time to time, to issue an additional 400,000 units over its current authority from the members as reflected in the following chart:

Number of Membership Units that are:	Currently	After giving effect to Proposal No. 3
Authorized	200,000	600,000
Outstanding	49,159	49,159
Available for Issuance	150,841	550,841

The amount of unused authority to issue units represents a significant limitation in authorized but unissued units available for future company purposes.  Our Board believes that the additional authorized units are needed for our offering of convertible debt, which commenced on January 24, 2010.  See Proposal 2 above.

Our offering involves the issuance of convertible debt, which upon full conversion could result in the issuance of approximately 470,000 additional units. The additional authorized units will also allow East Fork, if necessary, to meet the demands of prospective investors or to issue warrants or other equity compensation to management, consultants or feedstock suppliers in the future. The Board believes that, given the distressed condition of our business, it would be in the best interest of East Fork and its members to increase the amount of units authorized for issuance, from time to time, in the discretion of our Board, for such purposes as our Board may determine, including issuance of approximately 470,000 additional units upon full conversion under our offering of convertible debt, without further member approval (except as may be required for a particular transaction by applicable law or the requirements of regulatory agencies).  Our Board believes that this increase in its authority to issue membership units will give us added flexibility in our offering of convertible debt, permit accommodation of additional investors and enable it to issue equity compensation to management, consultants, feedstock suppliers or others without the delay and expense of formal member action each time an opportunity requiring the issuance of membership units may arise.

Ownership rights in East Fork are evidenced by membership units. There is only one class of membership units. Any newly authorized membership units subsequently issued for general company purposes would have the same rights as the membership units currently authorized and issued to members of East Fork. Each membership unit represents a pro rata ownership interest in East Fork’s capital, profits, losses and distributions, if and when declared by our Board, and the right to vote and participate in our management as provided in our Operating Agreement. Our Operating Agreement can be found at www.eastforkbiodiesel.com by clicking on “Governance.”

Members do not have conversion, preemptive, redemption or other subscription rights and there are no sinking fund provisions with respect to the membership units.  We are permitted to issue additional membership units as part of a conversion of debt instruments under our convertible debt offering or otherwise without first offering the additional membership units to our members.  Such issuance will dilute each member's percentage of the total membership interests in East Fork.  All outstanding membership units are fully paid and non-assessable.

As noted in Proposal 2 above, the additional units to be authorized will become a part of the existing class of units, and the resolution would not affect the terms of the outstanding units or the rights of the holders of the units.  However, the issuance of additional units under our convertible debt offering or otherwise (other than in connection with a unit split or unit distribution) will, among other things, have a dilutive effect on our existing members' percentage ownership, earnings per unit and voting rights.  As noted, our offering involves the issuance of convertible debt, which upon full conversion would result in the issuance of approximately 470,000 additional units.  If such full conversion occurred and the 470,000 units were issued, it would leave our current members owning approximately 9.50% of East Fork's total units.  East Fork's convertible debt offering and the issuance of additional units, or the perception that additional units may be issued, may also adversely affect the market price of East Fork's units.

Vote Required

The affirmative vote of the holders of a majority of the membership voting interests represented at the annual meeting in person or by proxy, a quorum being present, will be required for approval of Proposal 3. Units present at the meeting and voting “abstain” effectively count as votes against the approval of the resolution. If Proposal 3 is approved, the increase in our authorized units will become effective immediately.

Recommendation of the Board

The Board recommends that you vote “FOR” the proposal of member approval of an increase in East Fork’s authorized membership units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

The Audit Committee has procedures that apply to any transaction or series of transactions in which East Fork is a participant involving an amount in excess of $120,000, and a related person has a direct or indirect material interest. Under SEC rules, a related person is a director, nominee for director, executive officer, owner of more than 5% of our units or immediate family member of any of the above. On an annual basis, each director, nominee for director and officers are required to complete a Director and Officer Questionnaire that requires disclosure of any transactions with us in which a related person has a direct or indirect material interest. Our general counsel is primarily responsible for the development and implementation of procedures and controls to obtain information from these related persons. The charter of our Audit Committee provides that the Audit Committee is responsible for review, approval or ratification of related-person transactions. Though we have no written policy, it is the practice of our Audit Committee to approve such transactions only if it deems it to be in the best interests of East Fork. When considering a transaction, the Audit Committee will review all relevant factors including our rationale for entering into a related-party transaction, alternatives to the transaction, whether the transaction is on terms at least as fair to East Fork as would be the case were the transaction entered into with a third party and potential for an actual or apparent conflict of interest. The Audit Committee reports its findings to the Board.

For 2008 compensation authorized by the Board to East Fork’s President and director, Kenneth M. Clark, who served as a non-employee consultant and interim general manager, see “Executive Compensation” above.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee has reviewed East Fork’s financial reporting process. Management has the primary responsibility for the financial statements and the reporting process. East Fork’s independent registered public accounting firm is responsible for expressing an opinion on the conformity of the audited financial statements to U.S. generally accepted accounting principles. The Audit Committee reviewed and discussed with management East Fork’s audited financial statements as of and for the fiscal year ended September 30, 2009. The Audit Committee has discussed with McGladrey & Pullen, LLP, its independent registered public accounting firm, the matters required to be discussed by the Public Company Accounting Oversight Board (PCAOB) in Rule 3200T regarding “Communications with Audit Committees.” The Audit Committee has received and reviewed the written disclosures and the letter to management from McGladrey & Pullen, LLP as required by PCAOB Rule 3600T regarding “Independence Discussions with Audit Committees”, and has discussed with the independent registered public accounting firm their independence. The Audit Committee has considered whether the provision of services by McGladrey & Pullen, LLP not related to the audit of the financial statements referred to above and to the reviews of the interim financial statements included in East Fork’s Annual Report on Form 10-K are compatible with maintaining McGladrey & Pullen, LLP’s independence.

Based on the reviews and discussions referred to above, the Audit Committee determined that the audited financial statements referred to above be included in the Annual Report on Form 10-K accompanying this Proxy Statement for the fiscal year ended September 30, 2009.

Audit Committee

Allen A. Kramer (chair)

Lennon Brandt

Daniel Muller

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

McGladrey & Pullen, LLP was designated by the Audit Committee to audit the consolidated financial statements of East Fork for the years ended September 30, 2008 and 2009. A representative of McGladrey & Pullen, LLP is expected to be present at the annual meeting of members, will have an opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

Audit Fees

For 2009 and 2008, McGladrey & Pullen, LLP and its affiliate, RSM McGladrey, Inc. (collectively McGladrey) performed the following professional services and received fees in the amounts indicated:

	2009	2008

Audit Fees(1)	$ 47,500	$ 47,500
Audit-Related(2)	1,375	10,030
Tax	28,782	30,544
All Other		-

Total	$ 77,657	$ 88,074

(1)	Audit fees include review of regulatory filings and quarterly financial statements and research and consultation related to such financial statements and to such filings.
(2)	Audit-related fees were paid for assurance and other services reasonably related to the performance of the audit of the financial statements that are not reported under "Audit Fees."

Prior to engagement of our independent registered public accounting firm to perform audit services for East Fork, such firm was pre-approved by the Board, serving as the Audit Committee.

One hundred percent (100%) of all audit services, audit-related services and tax services were pre-approved by our Audit Committee.

The Audit Committee has selected McGladrey as its independent registered public accountants for purposes of auditing the Financial Statements of East Fork for the year ending September 30, 2010.

The Report of the Audit Committee set forth above shall not be deemed to be incorporated by reference into any filing made by East Fork under the Securities Act or Exchange Act, notwithstanding any general statement contained in any such filing incorporating this Proxy Statement by reference, except to the extent we incorporate such Report by specific reference. This Report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

MEMBER PROPOSALS FOR 2011 ANNUAL MEETING

Members interested in submitting a proposal for inclusion in the proxy materials for the 2011 Annual Meeting may do so by following the rules prescribed in Rule 14a-8 under the Exchange Act. To be eligible for inclusion, member proposals must be received by our Secretary, Mr. Kohlhaas, no later than September 26, 2010 at the address shown on the cover of this Proxy Statement, sent by registered, certified or express mail.

Members who want to bring business before the 2011 Annual Meeting of Members, other than through a member proposal in accordance with SEC rules, must notify our Secretary, Mr. Kohlhaas, in writing and provide the information required by the provisions of our Operating Agreement dealing with member proposals. The notice must be delivered to or sent by registered, certified or express mail and received at the address of East Fork shown on the cover of this Proxy Statement on or after December 1, 2010 and no later than January 15, 2011. The requirements for such notice are set forth in East Fork’s current Operating Agreement, which can be found at www.eastforkbiodiesel.com by clicking on “Governance.” Also, a copy of our current Operating Agreement may be obtained from our Secretary, Mr. Kohlhaas, at the address of East Fork shown on the cover of this Proxy Statement.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers and directors to file with the SEC an initial statement of beneficial ownership of our units on Form 3 and reports of changes in ownership on Form 4 or Form 5. Persons subject to Section 16 are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file. Based solely on a review of the copies of such forms in our possession, and on written representations from reporting persons, we believe that during 2009 that Jack W. Limbaugh, Jr. had one late filing reporting the ownership of 25 units owned by him.  Other than this exception, we believe that during 2009 all of our executive officers and directors filed the required reports on a timely basis under Section 16(a).

OTHER BUSINESS

As of the date of this Proxy Statement, we know of no other business that will be presented for consideration at the annual meeting other than the items referred to above. If other matters are properly brought before the meeting, the persons named in the accompanying proxy card will vote such proxy in their discretion.

OTHER MATTERS

In addition to solicitation by mail, some of our directors, officers and regular employees may, without extra remuneration, solicit proxies personally or by telephone, electronic transmission or facsimile. We may also request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of membership units held of record and will reimburse such persons for their expenses. The cost of the solicitation of proxies will be borne by East Fork. The cost will include the cost of supplying necessary additional copies of the solicitation material for beneficial owners of membership units held of record by brokerage houses, nominees, custodians and fiduciaries. In addition, the cost will include the reasonable expenses for completing the mailing of such material to such beneficial owners.

The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking statements. This Proxy Statement contains information that may be deemed forward-looking that is based largely on our current expectations and is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those anticipated. Such risks, trends and other uncertainties, which in some instances are beyond our control, include:  the impact and duration of the current recession, the distressed economic environment of the biodiesel industry, continuing credit crunch; our inability to secure replacement financing for our indebtedness under our restated term loan agreement, our inability to obtain working capital and capital improvement financing resulting in continued idling of our plant, our inability to generate cash liquidity from operations sufficient to service our significant debt levels and comply with our financial obligations under our restated term loan agreement, our ability to repay our principal and interest obligations and avoid foreclosure of the mortgage and security interest on our real estate, plant and equipment under our restated term loan agreement, changes in interest rates, prices of or demand for diesel fuel, refined soybean oil and other commodity prices, energy costs, shipping costs, available production and management personnel, changes or elimination of government subsidiaries or incentives, including non-renewal of the federal Biodiesel Mixture Excise Tax Credit, loss of exports due to the European Commission’s imposition of duties on imports of United States biodiesel, legislative and regulatory developments, including additional duties or tariffs on United States biodiesel, and other results of operations or financial conditions. Any statements that are not statements of historical fact (including statements containing the words “may,” “will,” “would,” “could,” “believes,” “expects,” “anticipates,” “intends,” “plans,” “projects,” “considers” and similar expressions) generally should be considered forward-looking statements. Readers are cautioned not to place undue reliance on such forward-looking statements, which are made as of the date of this Proxy Statement.  We do not publicly undertake to update or revise our forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

ANNUAL REPORT ON FORM 10-K AND FINANCIAL STATEMENTS

Our 2009 Annual Report on Form 10-K, as amended, including financial statements for the year ended September 30, 2009, accompanies this Proxy Statement.  The 2009 Annual Report on Form 10-K, as amended, is also available on our website at www.eastforkbiodiesel.com by clicking "SEC Compliance."  Copies of our 2009 Annual Report on Form 10-K, as amended, and this Proxy Statement, which are on file with the SEC, are available to any member who submits a request in writing addressed to the Company at 2108 140th Avenue, P.O. Box 21, Algona, IA  50511.

EXHIBIT A

~~FIRST~~SECONDAMENDED AND RESTATED

OPERATING AGREEMENT

OF

EAST FORK BIODIESEL, LLC

Dated: Effective ~~August 26, 2008~~March 19, 2010

TABLE OF CONTENTS

Page

ARTICLE I.	THE COMPANY	1
Section 1.1	Formation	1
Section 1.2	Name	1
Section 1.3	Purposes, Powers	1
Section 1.4	Principal Place of Business	2
Section 1.5	Term	2
Section 1.6	Registered Agent	2
Section 1.7	Title to Property	2
Section 1.8	Payment of Individual Obligations	2
Section 1.9	Independent Activities, Transactions With Affiliates	2
Section 1.10	Definitions	3
ARTICLE II.	CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS	8
Section 2.1	Initial Capital Contributions	8
Section 2.2	Additional Capital Contributions, Additional Units	8
Section 2.3	Capital Accounts	8
ARTICLE III.	ALLOCATIONS	9
Section 3.1	Profits	9
Section 3.2	Losses	9
Section 3.3	Special Allocations	~~9~~10
Section 3.4	Regulatory Allocations	11
Section 3.5	Loss Limitation	11
Section 3.6	Other Allocation Rules.	12
Section 3.7	Tax Allocations: Code Section 704(c)	12
Section 3.8	Tax Credit Allocations	13
ARTICLE IV.	DISTRIBUTIONS	13
Section 4.1	Net Cash Flow	13
Section 4.2	Amounts Withheld	13
Section 4.3	Limitations on Distributions	13
ARTICLE V.	MANAGEMENT	13
Section 5.1	Directors	13
Section 5.2	Number of Directors	13
Section 5.3	Election of Directors.	14
Section 5.4	Authority of Directors	15
Section 5.5	Director as Agent	16
Section 5.6	Restrictions on Authority of Directors.	16
Section 5.7	Meetings	17

i

Section 11.11	Specific Performance	35
Section 11.12	No Third Party Rights	35

~~FIRST~~SECONDAMENDED AND RESTATED OPERATING AGREEMENT

OF

EAST FORK BIODIESEL, LLC

THIS ~~FIRST~~SECONDAMENDED AND RESTATED OPERATING AGREEMENT (the “Agreement”) is entered into effective as of the ~~26th~~19th day of ~~August, 2008~~March 2010, by and among East Fork Biodiesel, LLC, an Iowa limited liability company (the “Company”), each of the Persons identified as Members on attached Exhibit “A,” and any other Persons that may from time-to-time be subsequently admitted as Members of the Company in accordance with the terms of this Agreement. Capitalized terms used but not otherwise defined herein shall have the meaning set forth in Section 1.10.

WHEREAS, the~~initial Members of the~~ Company ~~desire to form the Company~~was initially formed to own, construct, operate, lease, finance and invest in biodiesel production and co-product production facilities; process soybean oil and other feedstocks into biodiesel and related co-products; and market such biodiesel and co-products;

WHEREAS, the original Operating Agreement was entered into as of January 26, ~~2006 and~~2006, was subsequently amended by the Board of Directors and the Members as of May 4, ~~2006 and the provisions of the Operating Agreement as heretofore amended are hereby restated and integrated into the single instrument which is hereinafter set forth, and which is entitled “First~~2006, and amended and restated as of August 26, 2008;

WHEREAS, in order to facilitate the investment of additional capital, the restructuring of the Company’s debt facility, and the modification of the Company’s production facility to allow the Company to produce biodiesel from a greater variety of feedstocks, the Board of the Directors and the Members have deemed it to be in the best interest of the Company to incorporate certain amendments to the Company’s Operating Agreement by the adoption of this “Second Amended and Restated Operating Agreement of East Fork Biodiesel, LLC~~,” without further amendment and without any discrepancy between the provisions of the Operating Agreement as heretofore amended and supplemented and the provisions of such single instrument as hereinafter set forth.~~.”

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I. THE COMPANY

1.1            Formation. The initial Members formed the Company as an Iowa limited liability company by filing Articles of Organization with the Iowa Secretary of State on January 5, 2006.

1.2            Name. The name of the Company shall be “East Fork Biodiesel, LLC,” and all business of the Company shall be conducted in such name.

1.3            Purposes, Powers. The nature of the business and purposes of the Company are to: (i) own, construct, operate, lease, finance, contract with, and/or invest in biodiesel production and co-product production facilities; (ii) process soybean oil and other feedstocks into biodiesel and related co-products, and market such biodiesel and co-products; and (iii) engage in any other business and investment activity in which an Iowa limited liability company may lawfully be engaged, as determined by the Directors. The Company has the power to do any and all acts necessary, appropriate, proper, advisable, incidental or convenient to, and in furtherance of, the purposes of the Company as set forth in this Section 1.3 and has, without limitation, any and all powers that may be exercised on behalf of the Company by the Directors pursuant to Article V of this Agreement.

1.4            Principal Place of Business. The Company shall continuously maintain a principal place of business in Iowa. The principal place of business of the Company shall be at 220 East State Street, Algona, Iowa 50511, or elsewhere as the Directors may determine. Any documents required by the Act to be kept by the Company shall be maintained at the Company’s principal place of business.

1.5            Term. The term of the Company commenced on the date the Articles were filed with the Iowa Secretary of State, and shall continue until the winding up and liquidation of the Company and its business is completed following a Dissolution Event as provided in Article X of this Agreement.

1.6            Registered Agent. The Company shall continuously maintain a registered office and a registered agent for service of process in the State of Iowa. The name and address of the Company’s Registered Agent is Edmund H. Carroll, Lane & Waterman LLP, 220 N. Main Street, Suite 600, Davenport, IA 52801.

1.7            Title to Property. All Property owned by the Company shall be owned by the Company as an entity and not in the name of any Member, and no Member shall have any ownership interest in such Property, except as a Member of the Company. Each Member’s interest in the Company shall be personal property for all purposes.

1.8            Payment of Individual Obligations. The Company’s credit and assets shall be used solely for the benefit of the Company, and no asset of the Company shall be Transferred or encumbered for, or in payment of, any individual obligation of any Member.

1.9            Independent Activities; Transactions With Affiliates. The Directors shall be required to devote such time to the business and affairs of the Company as may be necessary to manage and operate the Company, and shall be free to serve any other Person or enterprise in any capacity that they deem appropriate in their discretion. Provided that no Director of the Company shall serve on the Board of Directors of, or serve in any role other than as a passive investor in, any company or venture engaged in the biodiesel industry, without giving prior written notice to, and obtaining the consent in writing of, the Board of Directors of the Company, neither this Agreement nor any activity undertaken pursuant hereto shall: (i) prevent any Member or Director or their Affiliates from engaging in whatever activities they choose, whether the same are competitive with the Company or otherwise, and any such activities may be undertaken without having or incurring any obligation to offer any interest in such activities to the Company or any other Member; or (ii) require any Member or Director to permit the Company or any other Director or Member or their Affiliates to participate in any such activities. As a material part of the consideration for the execution of this Agreement by each Member, each Member hereby waives, relinquishes and renounces any such right or claim of participation. To the extent permitted by applicable law and subject to the provisions of this Agreement, the Directors are hereby authorized to cause the Company to purchase Property from, sell Property to, or otherwise deal with, any Member (including any Member who is also a Director), or any Affiliate of any Member; provided that any such purchase, sale or other transaction shall be made on terms and conditions which are no less favorable to the Company than if the sale, purchase or other transaction had been entered into with an independent third party.

1.10            Definitions. Capitalized words and phrases used in this Agreement have the following meanings:

                   (a)  “Act” means the Iowa Limited Liability Company Act, Chapter 490A, Code of Iowa (2005), as amended from time to time, or any corresponding provisions of any succeeding law.

                   (b) “Adjusted Capital Account Deficit” means, with respect to any Unit Holder, the deficit balance, if any, in such Unit Holder’s Capital Account as of the end of the relevant Fiscal Year, after giving effect to the following adjustments: (i) crediting to such Capital Account any amounts which such Unit Holder is deemed to be obligated to restore pursuant to the next to the last sentences of Sections 1.04-2(g)(1) and 1.704-2(i)(5) of the Regulations; and (ii) debiting to such Capital Account the items described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6) of the Regulations. The foregoing definition is intended to comply with the provisions of Section 1.704-1(b)(2)(ii)(d) of the Regulations and shall be interpreted consistently therewith.

                   (c) “Affiliate” means, with respect to any Person or entity: (i) any Person directly or indirectly controlling, controlled by or under common control with such Person or entity; (ii) any officer, director, general partner, member or trustee of any such Person or entity; or (iii) any Person or entity who is an officer, director, general partner, member or trustee of any Person described in clauses (i) or (ii) of this sentence. For purposes of this definition, the terms “controlling,” “controlled by” or “under common control with” shall mean the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person or entity, whether through the ownership of voting securities, by contract or otherwise, or the power to elect a majority of the directors, members, or persons exercising similar authority with respect to such Person or entities.

                   (d) “Agreement” means the Company’s Operating Agreement, as amended from time to time.

                   (e) “Articles” means the Company’s Articles of Organization on file with the Iowa Secretary of State’s Office, as amended from time to time.

                   (f) “Assignee” means a transferee of Units who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement.

                   (g) “Capital Account” means the separate capital account maintained for each Unit Holder in accordance with Section 2.3 of this Agreement.

                   (h)  “Capital Contributions” means, with respect to any Member, the amount of money (US Dollars), and the initial Gross Asset Value of any assets or property other than money, contributed by the Member or such Member’s predecessors in interest to the Company, (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752) with respect to the Units held or purchased by such Member, including additional Capital Contributions.

                   (i)  “Code” means the United States Internal Revenue Code of 1986, as amended from time to time.

                   (j)  “Company” means East Fork Biodiesel, LLC, an Iowa limited liability company.

                   (k)  “Company Minimum Gain” has the meaning given the term “partnership minimum gain;” in Sections 1.704-2(b)(2) and 1.704-2(d) of the Regulations.

                   (l)     “Debt” means: (i) any indebtedness for borrowed money or the deferred purchase price of property as evidenced by notes, bonds or other instruments; (ii) obligations as lessee under capital leases; (iii) obligations secured by any mortgage, pledge, security interest, encumbrance, lien or charge of any kind existing on any asset owned or held by the Company, whether or not the Company has assumed or become liable for the obligations secured thereby; (iv) any obligation under any interest rate swap agreement; (v) accounts payable; and (vi) obligations, contingent or otherwise, under direct or indirect guarantees of indebtedness or obligations of the kinds referred to in clauses (i), (ii), (iii), (iv) and (v), above. Notwithstanding the foregoing, however, Debt shall not include obligations in respect of any accounts payable that are incurred in the ordinary course of the Company’s business and are not delinquent or are being contested in good faith by appropriate proceedings.

                   (m)   “Depreciation” means, for each Fiscal Year, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such Fiscal Year, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such Fiscal Year, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization, or other cost recovery deduction for such Fiscal Year bears to such beginning adjusted tax basis; provided, however, that if the adjusted basis for federal income tax purposes of an asset at the beginning of such Fiscal Year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Directors.

                   (n)  “Director” means any Person who: (i) is elected as a Director pursuant to Article V of this Agreement or who has otherwise become a Director pursuant to the terms of this Agreement; and (ii) has not ceased to be a Director pursuant to the terms of this Agreement. “Directors” mean all such Persons. For purposes of the Act, the Directors shall be deemed to be the “managers” (as such term is defined and used in the Act) of the Company.

                   (o)  “Dissolution Event” shall have the meaning set forth in Section 10.1 of this Agreement.

                   (p)  “Effective Date” means January 26, 2006.

                   (q)  “Facilities” means the biodiesel and co-product production facilities to be constructed and operated by the Company.

                   (r)  “Fiscal Year” means: (i) any twelve-month period commencing on January 1 and ending on December 31; and (ii) the period commencing on the immediately preceding January 1 and ending on the date on which all Property is distributed to the Unit Holders pursuant to Article X of this Agreement, or, if the context requires, any portion of a Fiscal Year for which an allocation of Profits or Losses or a distribution is to be made.

                   (s) “GAAP” means generally accepted accounting principles in effect in the United States of America from time to time.

                   (t)   “Gross Asset Value” means with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows: (i) The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset, as determined by the Directors, provided that the initial Gross Asset Values of the assets contributed to the Company pursuant to Section 2.1 of this Agreement shall be as set forth in such Section; (ii) The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values (taking Code Section 7701(g) into account), as determined by the Directors as of the following times: (A) upon the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution; (B) upon the distribution by the Company to a Member of more than a de minimis amount of Company Property as consideration for an interest in the Company; and (C) upon the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), provided that an adjustment described in clauses (A) and (B) of this paragraph shall be made only if the Directors reasonably determine that such adjustment is necessary to reflect the relative economic interests of the Members in the Company; (iii) The Gross Asset Value of any item of Company assets distributed to any Member shall be adjusted to equal the gross fair market value (taking Code Section 7701(g) into account) of such asset on the date of distribution as determined by the Directors; and (iv) The Gross Asset Values of Company assets shall be increased or decreased, as applicable, to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m) and subparagraph (vi) of the definition of “Profits” and “Losses” or Section 3.3(c) of this Agreement; provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (iv) to the extent that an adjustment pursuant to subparagraph (ii) is required in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to subparagraph (ii) or (iv) of this paragraph, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset, for purposes of computing Profits and Losses.

                   (u)  “Issuance Items” has the meaning set forth in Section 3.3(h) of this Agreement.

                   (v)  “Liquidation Period” has the meaning set forth in Section 10.6 of this Agreement.

                   (w) “Liquidator” has the meaning set forth in Section 10.8 of this Agreement.

                   (x)  “Member” means any Person: (i) whose name is set forth as such on Exhibit “A” initially attached hereto or as it may be amended from time to time, or who has become a Member pursuant to the terms of this Agreement; and (ii) who is the owner of one or more Units and has not ceased to be a Member pursuant to the terms of this Agreement. “Members” means all such Persons.

                   (y)  “Membership Economic Interest” means collectively, a Member’s share of “Profits” and “Losses,” the right to receive distributions of the Company’s assets, and the right to information concerning the business and affairs of the Company as required by the Act. The Membership Economic Interest of a Member is quantified by the unit of measurement referred to herein as “Units.”

                   (z)    “Membership Interest” means collectively, the Membership Economic Interest and the Membership Voting Interest.

                   (aa)  “Membership Voting Interest” means collectively, a Member’s right to vote as set forth in this Agreement or as required by the Act. The Membership Voting Interest of a Member shall mean as to any matter to which the Member is entitled to vote hereunder or as may be required under the Act, the right to One (1) vote for each Unit registered in the name of such Member as shown in the Unit Holder Register.

                   (bb)  “Net Cash Flow” means the gross cash proceeds of the Company less the portion thereof used to pay or establish reserves for Company expenses, debt payments, capital improvements, replacements and contingencies, all as reasonably determined by the Directors. “Net Cash Flow” shall not be reduced by Depreciation, amortization, cost recovery deductions or similar allowances, but shall be increased by any reductions of reserves previously established.

                   (cc)  “Nonrecourse Deductions” has the meaning set forth in Section 1.704-2(b)(1) of the Regulations.

                   (dd)  “Nonrecourse Liability” has the meaning set forth in Section 1.704-2(b)(3) of the Regulations.

                   (ee) “Officer” means any Person who: (i) is appointed as an Officer pursuant to Section 5.19 of this Agreement or who has otherwise become an Officer pursuant to the terms of this Agreement; and (ii) has not ceased to be an Officer pursuant to the terms of this Agreement. “Officers” mean all such Persons.

                   (ff)  “Permitted Transfer” has the meaning set forth in Section 9.2 of this Agreement.

                   (gg)  “Person” means any individual, general or limited partnership, joint venture, limited liability company, corporation, trust, estate, association, nominee or other entity.

                   (hh) “Profits and Losses” mean, for each Fiscal Year, an amount equal to the Company’s taxable income or loss for such Fiscal Year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments (without duplication): (i) Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be added to such taxable income or loss; (ii) Any expenditures of the Company described in Code Section 705(a)(2)(b) or treated as Code Section 705(a)(2)(b) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of “Profits” and “Losses” shall be subtracted from such taxable income or loss; (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraphs (ii), or (iii) of the definition of Gross Asset Value above, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the Gross Asset Value of the asset) or an item of loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; (iv) Gain or loss resulting from any disposition of Property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the Property disposed of, notwithstanding that the adjusted tax basis of such Property differs from its Gross Asset Value; (v) In lieu of the depreciation, amortization; and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year, computed in accordance with the definition of Depreciation; (vi) To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) is required, pursuant to Regulations Section 1.704-(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Unit Holder’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) from the disposition of such asset and shall be taken into account for purposes of computing Profits or Losses; and (vii) Notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall not be taken into account in computing Profits or Losses. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement shall be determined by applying rules analogous to those set forth in subparagraphs (i) through (vi) above.

                   (ii) “Property” means all real and personal property acquired by the Company (including cash), and any improvements thereto, and shall include both tangible and intangible property.

                   (jj)  “Regulations” means the Income Tax Regulations, including Temporary Regulations, promulgated under the Code, as such regulations are amended from time to time.

                   (kk) “Regulatory Allocations” has the meaning set forth in Section 3.4 of this Agreement.

                   (ll) “Related Party” means the adopted or birth relatives of any Person and such Person’s spouse (whether by marriage or common law), if any, including without limitation great-grandparents, grandparents, parents, children (including stepchildren and adopted children), grandchildren, and great-grandchildren thereof, and such Person’s (and such Person’s spouse’s) brothers, sisters, and cousins and their respective lineal ancestors and descendants, and any other ancestors and/or descendants, and any spouse of any of the foregoing, each trust created for the exclusive benefit of one or more of the foregoing, and the successors, assigns, heirs, executors, personal representatives and estates of any of the foregoing.

                   (mm)  “Securities Act” means the Securities Act of 1933, as amended.

                   (nn)  “Tax Matters Member” has the meaning set forth in Section 7.4 of this Agreement.

                   (oo)  “Transfer” means, as a noun, any voluntary or involuntary transfer, sale, pledge or hypothecation or other disposition and, as a verb, to voluntarily or involuntarily transfer, give, sell, exchange, assign, pledge, bequest, hypothecate or otherwise dispose of.

                   (pp)  “Unit” means an ownership interest in the Company issued in consideration of a Capital Contribution made as provided in Article II of this Agreement.

                   (qq)  “Unit Holder” means any Person who is the owner of one or more Units. “Unit Holders” means all such Persons.

                   (rr) “Unit Holder Nonrecourse Debt” has the same meaning as the term “partner nonrecourse debt” in Section 1.704-2(b)(4) of the Regulations.

                   (ss) “Unit Holder Nonrecourse Debt Minimum Gain” means an amount, with respect to each Unit Holder Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Unit Holder Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Section 1.704-2(i)(3) of the Regulations.

                   (tt)  “Unit Holder Nonrecourse Deductions” has the same meaning as the term “partner nonrecourse deductions” in Sections 1.704-2(i)(1) and 1.704-2(i)(2) of the Regulations.

                   (uu)  “Unit Holder Register” means the register maintained by the Company at its principal office or by the Company’s duly appointed agent, setting forth the name, address and Capital Contributions of each Unit Holder (or such Unit Holder’s predecessors in interest), and the number of Units, certificate number(s) and date of issuance of Units issued to each Unit Holder, which register shall be modified from time to time as additional Units are issued and as Units are Transferred pursuant to this Agreement.

ARTICLE II. CAPITAL CONTRIBUTIONS; CAPITAL ACCOUNTS

2.1            Initial Capital Contributions. The name, address, initial Capital Contribution and initial Units quantifying the Membership Interest of each of the initial Members are set forth on Exhibit “A” attached hereto, and shall also be set forth on the Unit Holder Register.

2.2            Additional Capital Contributions, Additional Units. No Unit Holder shall be obligated to make any additional Capital Contributions to the Company or to pay any assessment to the Company, other than any unpaid amounts on such Unit Holder’s original Capital Contributions, and no Units shall be subject to any calls, requests or demands for capital. Subject to Section 5.6, additional Units may be issued in consideration of Capital Contributions as agreed to between the Directors and the Persons acquiring such Units.

2.3            Capital Accounts. A Capital Account shall be maintained for each Unit Holder in accordance with the following provisions:

                 (a) To each Unit Holder’s Capital Account there shall be credited: (i) such Unit Holder’s Capital Contributions; (ii) such Unit Holder’s distributive share of Profits and any items in the nature of income or gain which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any Company liabilities assumed by such Unit Holder or which are secured by any Property distributed to such Unit Holder;

                 (b) To each Unit Holder’s Capital Account there shall be debited: (i) the amount of money and the Gross Asset Value of any Property distributed to such Unit Holder pursuant to any provision of this Agreement; (ii) such Unit Holder’s distributive share of Losses and any items in the nature of expenses or losses which are specially allocated pursuant to Sections 3.3 and 3.4 of this Agreement; and (iii) the amount of any liabilities of such Unit Holder assumed by the Company or which are secured by any Property contributed by such Unit Holder to the Company;

                 (c) In the event Units are Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the Transferred Units; and

                 (d) In determining the amount of any liability for purposes of subparagraphs (a) and (b) above Code Section 752(c) and any other applicable provisions of the Code and Regulations shall be taken into account.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent therewith. In the event the Directors determine that it is prudent to modify the manner in which Capital Accounts, or any debits or credits thereto (including, without limitation, debits or credits relating to liabilities which are secured by contributed or distributed property or which are assumed by the Company or any Unit Holders), are computed in order to comply with such Regulations, the Directors may make such modification, provided that it is not likely to have a material effect on the amounts distributed to any Person pursuant to Article X of this Agreement upon the dissolution of the Company. The Directors also shall: (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Unit Holders and the amount of capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q); and (ii) make any appropriate modifications in the event unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b).

ARTICLE III. ALLOCATIONS

3.1            Profits. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Profits for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.2            Losses. After giving effect to the special allocations in Sections 3.3 and 3.4 of this Agreement, Losses for any Fiscal Year shall be allocated among the Unit Holders in proportion to Units held.

3.3            Special Allocations. The following special allocations shall be made in the following order:

                 (a)   Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(f) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Unit Holder shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Company Minimum Gain, determined in accordance with Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(f)(6) and 1.704-2(j)(2) of the Regulations. This Section 3.3(a) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(f) of the Regulations and shall be interpreted consistently therewith.

                 (b)  Unit Holder Minimum Gain Chargeback. Except as otherwise provided in Section 1.704-2(i)(4) of the Regulations, notwithstanding any other provision of this Article III, if there is a net decrease in Unit Holder Nonrecourse Debt Minimum Gain attributable to a Unit Holder Nonrecourse Debt during any Fiscal Year, each Unit Holder who has a share of the Unit Holder Nonrecourse Debt Minimum Gain attributable to such Unit Holder Nonrecourse Debt, determined in accordance with Section 1.704-2(i)(5) of the Regulations, shall be specially allocated items of Company income and gain for such Fiscal Year (and, if necessary, subsequent Fiscal Years) in an amount equal to such Unit Holder’s share of the net decrease in Unit Holder Nonrecourse Debt Minimum Gain, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Unit Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Sections 1.704-2(i)(4) and 1.704-2(j)(2) of the Regulations. This Section 3.3(b) is intended to comply with the minimum gain chargeback requirement in Section 1.704-2(i)(4) of the Regulations and shall be interpreted consistently therewith.

                 (c)   Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5), or 1.704-1(b)(2)(ii)(d)(6) of the Regulations, items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit as soon as practicable, provided that an allocation pursuant to this Section 3.3(c) shall be made only if and to the extent that the Member would have an Adjusted Capital Account Deficit after all other allocations provided for in this Article III have been tentatively made as if this Section 3.3(c) were not in the Agreement.

                (d)   Gross Income Allocation. In the event any Member has a deficit Capital Account at the end of any Fiscal Year which is in excess of the sum of: (i) the amount such Member is obligated to restore pursuant to any provision of this Agreement; and (ii) the amount such Member is deemed to be obligated to restore pursuant to the penultimate sentences of Sections 1.704-2(g)(1) and 1.704-2(i)(5) of the Regulations, then in such circumstance each such Member shall be specially allocated items of Company income and gain in the amount of such excess as quickly as possible, provided that an allocation pursuant to this Section 3.3(d) shall be made only if and to the extent that such Member would have a deficit Capital Account in excess of such sum after all other allocations provided for in this Article III have been made as if Sections 3.3(c) and 3.3(d) were not in this Agreement.

                 (e)   Nonrecourse Deductions. Nonrecourse Deductions for any Fiscal Year or other period shall be specially allocated among the Members in proportion to Units held.

                 (f)   Unit Holder Nonrecourse Deductions. Any Unit Holder Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Unit Holder who bears the economic risk of loss with respect to the Unit Holder Nonrecourse Debt to which such Unit Holder Nonrecourse Deductions are attributable in accordance with Regulations Section 1.704-2(i)(1).

                 (g)  Section 754 Adjustments. To the extent an adjustment to the adjusted tax basis of any Company asset, pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Unit Holder in complete liquidation of such Unit Holder’s interest in the Company, the amount of such adjustment to Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such gain or loss shall be specially allocated to the Unit Holders in accordance with their interests in the Company in the event Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Unit Holder to whom such distribution was made in the event Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

                 (h) Allocations Relating to Taxable Issuance of Company Units. Any income, gain, loss or deduction realized as a direct or indirect result of the issuance of Units by the Company to a Unit Holder (the “Issuance Items”) shall be allocated among the Unit Holders so that, to the extent possible, the net amount of such Issuance Items, together with all other allocations under this Agreement to each Unit Holder shall be equal to the net amount that would have been allocated to each such Unit Holder if the Issuance Items had not been realized.

3.4            Regulatory Allocations. The allocations set forth in Sections 3.3(a), 3.3(b), 3.3(c), 3.3(d), 3.3(e), 3.3(f), 3.3(g) and 3.5 (the “Regulatory Allocations”) are intended to comply with certain requirements of the Regulations. It is the intent of the Unit Holders that, to the extent possible, all Regulatory Allocations shall be offset either with other Regulatory Allocations or with special allocations of other items of Company income, gain, loss or deduction pursuant to this Section 3.4. Therefore, notwithstanding any other provision of this Article III (other than the Regulatory Allocations), the Directors shall make such offsetting special allocations of Company income, gain, loss or deduction in whatever manner they determine appropriate so that, after such offsetting allocations are made, each Unit Holder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Unit Holder would have had if the Regulatory Allocations were not part of the Agreement and all Company items were allocated pursuant to Sections 3.1, 3.2, and 3.3(h).

3.5            Loss Limitation. Losses allocated pursuant to Section 3.2 of this Agreement shall not exceed the maximum amount of Losses that can be allocated without causing any Unit Holder to have an Adjusted Capital Account Deficit at the end of any Fiscal Year. In the event some but not all of the Unit Holders would have Adjusted Capital Account Deficits as a consequence of an allocation of Losses pursuant to Section 3.2 of this Agreement, the limitation set forth in this Section 3.5 shall be applied on a Unit Holder by Unit Holder basis and Losses not allocable to any Unit Holder as a result of such limitation shall be allocated to the other Unit Holders in accordance with the positive balances in such Unit Holder’s Capital Accounts so as to allocate the maximum permissible Losses to each Unit Holder under Section 1.704-1(b)(2)(ii)(d) of the Regulations.

3.6            Other Allocation Rules.

                 (a)  For purposes of determining Profits, Losses and any other items allocable to any period, Profits, Losses and any such other items shall be determined on a daily, monthly or other basis, as determined by the Directors using any permissible method under Code Section 706 and the Regulations thereunder.

                 (b)  The Unit Holders are aware of the income tax consequences of the allocations made by this Article III and hereby agree to be bound by the provisions of this Article III in reporting their shares of Company income and loss for income tax purposes.

                 (c)  Solely for purposes of determining a Unit Holder’s proportionate share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), the Unit Holders’ aggregate interests in Company Profits shall be deemed to be as provided in the Capital Accounts. To the extent permitted by Section 1.704-2(h)(3) of the Regulations, the Directors shall endeavor to treat distributions of Net Cash Flow as having been made from the proceeds of a Nonrecourse Liability or a Unit Holder Nonrecourse Debt only to the extent that such distributions would cause or increase an Adjusted Capital Account Deficit for any Unit Holder.

                 (d)  Profits and Losses to the Unit Holders shall be allocated among the Unit Holders in the ratio which each Unit Holder’s Units bears to the total number of Units issued and outstanding.

3.7            Tax Allocations, Code Section 704(c). In accordance with Code Section 704(c) and the Regulations thereunder, income, gain, loss, and deduction with respect to any Property contributed to the capital of the Company shall, solely for tax purposes, be allocated among the Unit Holders so as to take account of any variation between the adjusted basis of such Property to the Company for federal income tax purposes and its initial Gross Asset Value. In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (ii) of the definition of Gross Asset Value in Section 1.10(t) of this Agreement, subsequent allocations of income, gain, loss and deduction with respect to such asset shall take account of any variation between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the Regulations thereunder. Any elections or other decisions relating to such allocations shall be made by the Directors in any manner that reasonably reflects the purpose and intention of this Agreement. Allocations pursuant to this Section 3.7 are solely for purposes of federal, state and local taxes and shall not affect, or in any way be taken into account in computing, any Unit Holder’s Capital Account or share of Profits, Losses, other items or distributions pursuant to any provision of this Agreement.

3.8            Tax Credit Allocations. All income tax credits with respect to the Company’s property or operations shall be allocated among the Members in accordance with their respective Membership Interests for the Fiscal Year during which the expenditure, production, sale or other event giving rise to such credits occurs. This Section 3.8 is intended to comply with the applicable tax credit allocation principles of Regulations Section 1.704-1(b)(4)(ii) and shall be interpreted consistently therewith.

ARTICLE IV. DISTRIBUTIONS

4.1            Net Cash Flow. Subject to the terms and conditions of any applicable loan covenants and restrictions, the Directors, in their sole discretion, shall make distributions of Net Cash Flow, if any, to the Unit Holders in proportion to Units held. In determining Net Cash Flow, the Directors shall endeavor to provide for cash distributions at such times and in such amounts as will permit the Unit Holders to make timely payment of income taxes.

4.2            Amounts Withheld. All amounts withheld pursuant to the Code or any provision of any state, local or foreign tax law with respect to any payment, distribution or allocation to the Company or the Unit Holders shall be treated as amounts paid or distributed, as the case may be, to the Unit Holders with respect to which such amount was withheld pursuant to this Section 4.2 for all purposes under this Agreement. The Company is authorized to withhold from payments and distributions, or with respect to allocations, to the Unit Holders and to pay over to any federal, state, local or foreign government, any amounts required to be so withheld, and shall allocate any such amounts to the Unit Holders with respect to which such amount was withheld.

4.3            Limitations on Distributions. The Company shall make no distributions to the Unit Holders except as provided in this Article IV and in Article X of this Agreement. Notwithstanding any other provision, no distribution shall be made if not permitted to be made under the Act.

ARTICLE V. MANAGEMENT

5.1            Directors. Except as otherwise provided in this Agreement or required by law, the Directors shall direct the business and affairs and exercise all of the powers of the Company, and shall adopt such policies, rules, regulations and actions as they deem advisable. Subject to Section 5.6 of this Agreement or any other express provisions of this Agreement, the business and affairs of the Company shall be managed by or under the direction of the Directors and not by the Members. Notwithstanding any other provision in this Agreement to the contrary, the amendment or repeal of this Section 5.1, or the adoption of any provision inconsistent herewith, shall require the approval of a majority of the Membership Voting Interests.

5.2            Number of Directors. The Board of Directors shall consist of such number as shall be fixed from time to time by resolution adopted at a meeting of the Members or as may be determined by the Board of Directors as hereinafter provided. The number of Directors shall never be less than three (3). The Directors shall have power from time to time, and at any time, when the Members as such are not assembled in a meeting, regular or special, to increase or decrease their own number. During the intervals between annual meetings of Members, any vacancy occurring in the Board of Directors caused by resignation, removal, death or incapacity and any newly created directorships resulting from an increase in the number of Directors, shall be filled by a majority vote of the Directors then in office. Each director chosen to fill a vacancy shall hold office for the unexpired term in respect of which such vacancy occurred. Each director chosen to fill a newly created directorship shall hold office until the next election of the class for which such director shall have been chosen. When the number of Directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among Group I, Group II and Group III as to make all such classes as nearly equal in number as possible. Each Director shall serve until a successor shall have been duly elected and qualified, except in the event of resignation, removal, death or other incapacity.

5.3           Election of Directors.

                (a)  Election; Terms. The initial Directors shall be appointed by the initial Members and shall serve until the first annual meeting of the Members following the date on which substantial operations of the Facilities commence, and in all cases until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. After the expiration of the initial terms of the Directors, at each annual meeting of the Members, Directors shall be elected by the Members for staggered terms of Three (3) years (except as hereafter provided with respect to the initial terms of Group I and Group II Directors) and until a successor is elected and qualified, or until the earlier death, resignation, removal or disqualification of any such Director. Unless the initial Directors agree unanimously on the classification of Directors, the initial Directors shall conduct a lottery to separately identify the Director positions to be elected at the first annual meeting following the date on which substantial operations of the Facilities commence, and shall so classify each such Director position as Group I, Group II or Group III, with such classification to serve as the basis for the staggering of terms among the elected Directors. The term of Group I Directors shall expire first (initial term of 1 year with successors elected to 3 year terms thereafter), followed by those of Group II Directors (initial term of 2 years with successors elected to 3 year terms thereafter), and then Group III Directors (initial and subsequent terms of 3 years). If at any time the number of Directors is changed as provided in Section 5.2 above, the number of Group I, Group II and Group III Directors shall be adjusted, as necessary, so that approximately One-Third (1/3) of the Directors are elected at each annual meeting of the Members.

                (b)  Nominations. Nominees for Director positions up for election shall be named by the then-current Directors or by a nominating committee established by the Directors. Nominations may also be made by any Member entitled to vote in the election of Directors. Any Member that intends to nominate a Person for election as a Director may do so only if written notice of such Member’s intent to make such nomination is given not less than Forty-Five (45) nor more than Ninety (90) days prior to the first day of the month corresponding to the anniversary date of the annual meeting of the Company for the prior year. Each such notice shall set forth: (i) the name and address of the Member who intends to make the nomination; (ii) a representation that the Member is a holder of record of Units entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the Person specified in the notice; (iii) the name, age, address and principal occupation/employment of each nominee; (iv) a description of all arrangements or understandings between the Member and each nominee and any other Person(s) pursuant to which such nominations are to be made; (v) such other information regarding each nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; (vi) the consent of each nominee to serve as a Director if so elected; and (vii) a nominating petition signed and dated by the holders of at least Five Percent (5%) of the then outstanding Units and clearly setting forth the proposed nominee as a candidate for the Director’s seat to be filled.

                The Company may require any proposed nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility of such proposed nominee to serve as a Director. The presiding Officer of the meeting may, if the facts warrant, determine that a nomination was not made in accordance with the foregoing procedures, and if so determined, the defective nomination shall be disregarded. The amendment or repeal of this Section 5.3 or the adoption of any provision inconsistent therewith shall require the approval of a majority of the Membership Voting Interests.

5.4            Authority of Directors. Subject to the limitations and restrictions set forth in this Agreement and the Act, the Directors shall direct the management of the business and affairs of the Company and shall have all of the rights and powers which may be possessed by a “manager” under the Act including, without limitation, the right and power to do or perform, and the further right and power by resolution to delegate to the Officers or such other Persons as the Directors deem appropriate, the right and power to do or perform, the following:

                 (a)  Conduct the business and carry on the operations of the Company, and have and exercise the powers granted by the Act in any state, territory, district or possession of the United States, or in any foreign country, which may be necessary or convenient to effect any or all of the purposes for which the Company is organized;

                 (b)  Acquire by purchase, lease or otherwise any real or personal property which may be necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

                 (c) Operate, maintain, finance, improve, construct, own, operate, sell, convey, assign, mortgage and lease any real estate and any personal property necessary, convenient, or incidental to the accomplishment of the purposes of the Company;

                 (d) Execute any and all agreements, contracts, documents, certifications and instruments necessary or convenient in connection with the management, maintenance and operation of the business and affairs of the Company, including executing amendments to this Agreement and the Articles in accordance with the terms of this Agreement, both as Directors and where permitted, as attorney-in-fact for the Members pursuant to any power of attorney granted by the Members to the Directors;

                 (e) Borrow money and issue evidences of indebtedness necessary, convenient, or incidental to the accomplishment of the purposes of the Company, and secure the same by mortgage, pledge or other lien on any Company assets;

                 (f) Execute, in furtherance of any or all of the purposes of the Company, any deed, lease, mortgage, deed of trust, mortgage note, promissory note, bill of sale, contract or other instrument purporting to convey or encumber any or all of the Company assets;

                (g) Prepay in whole or in part, refinance, increase, modify or extend any liabilities affecting the assets of the Company and in connection therewith, execute any extensions or renewals of encumbrances on any or all of such assets;

                 (h) Care for and distribute funds to the Members by way of cash income, return of capital or otherwise, all in accordance with the provisions of this Agreement, and perform all matters in furtherance of the objectives of the Company and this Agreement;

                 (i)  Contract on behalf of the Company for the employment and services of employees and independent contractors, and delegate to such Persons the duty to manage or supervise any of the assets or operations of the Company;

                 (j) Engage in any kind of activity and perform and carry out contracts of any kind necessary or incidental to, or in connection with, the accomplishment of the purposes of the Company, as may be lawfully carried on or performed by a limited liability company under the laws of each state in which the Company is then formed or qualified;

                 (k) Take, or refrain from taking, all actions, not expressly proscribed or limited by this Agreement or the Articles, as may be necessary or appropriate to accomplish the purposes of the Company;

                 (l) Institute, prosecute, defend, settle, compromise and dismiss lawsuits or other judicial or administrative proceedings brought on or in behalf of, or against, the Company, the Members or the Directors or Officers in connection with activities arising out of, connected with, or incidental to this Agreement, and engage counsel or others in connection therewith;

                 (m) Purchase, take, receive, subscribe for or otherwise acquire, own, hold, vote, use, employ, sell, mortgage, lend, pledge, or otherwise dispose of, and otherwise use and deal in and with, shares or other interests in or obligations of domestic or foreign corporations, associations, general or limited partnerships, other limited liability companies, or individuals or direct or indirect obligations of the United States or of any government, state, territory, government district or municipality or of any instrumentality of any of them;

                 (n) Agree with any Person as to the form and other terms and conditions of such Person’s Capital Contribution to the Company and cause the Company to issue Membership Interests and Units in consideration for such Capital Contribution; and

                 (o) Indemnify Members, Directors or Officers, or former Members, Directors or Officers, and to make any other indemnification that is authorized by this Agreement in accordance with, and to the fullest extent permitted by, the Act.

5.5            Director as Agent. Notwithstanding the power and authority of the Directors to manage the business and affairs of the Company, no Director shall have authority to act as agent for the

Company for the purposes of its business (including the execution of any instrument on behalf of the Company) unless the Directors have authorized the Director to take such action.

5.6            Restrictions on Authority of Directors.

                (a)   Notwithstanding any provision in this Agreement to the contrary, the Directors shall not have authority to, and they covenant and agree that they shall not, do any of the following acts without the unanimous consent of the Members:

                        (i)   Cause or permit the Company to engage in any activity that is not consistent with the purposes of the Company as set forth in Section 1.3 of this Agreement;

                      (ii)  Knowingly engage in any act in contravention of this Agreement or which would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement; or

                      (iii)   Possess Company Property, or assign rights in specific Company Property, for other than a Company purpose.

              (b)   The Directors shall not have authority to, and they covenant and agree that they shall not cause the Company to, without the consent of a majority of the Membership Voting Interests:

                      (i)  Merge, consolidate, exchange or otherwise dispose of all or substantially all of the Property, except for a liquidating sale of the Property in connection with the dissolution of the Company;

                      (ii)   Confess a judgment against the Company in an amount in excess of $500,000;

~~(iii)~~	~~Issue Units at a purchase price of less than $1,000.00 per Unit;~~
(iii)~~(iv)~~	Issue more than an aggregate of ~~50,000~~600,000 Units; or
(iv)~~(v)~~	Cause the Company to acquire any equity or debt securities of any Director or any of its Affiliates, or otherwise make loans to any Director or any of its Affiliates.

The actions specified herein as requiring the consent of the Members shall be in addition to any actions by the Director that are specified in the Act as requiring the consent or approval of the Members. Unless otherwise required by this Agreement or the Act, any such required consent or approval may be given by a vote of a majority of the Membership Voting Interests.

5.7           Meetings. A regular meeting of the Directors shall be held, without other notice than this Section, immediately after, and at the same place as, the annual meeting of the Members. Additionally, the Directors may, by resolution, prescribe the time and place for holding regular meetings and may provide that such resolution constitutes notice thereof. If the Directors do not prescribe the time and place for the holding of regular meetings, such regular meetings shall be held at the time and place specified in the notice of each such regular meeting. Unless otherwise prescribed by statute, special meetings may be called by, or at the request of, the President or any Two (2) or more Directors. The Directors may designate any location as the place of any regular or special meeting. If no designation is made, the place of meeting shall be the principal office of the Company.

5.8           Notice. Notice shall be given to each Director with respect to any special meeting of the Directors, stating the date, time and place of the meeting. Such notice shall be given at least Two (2) days prior thereto and shall be in writing, unless oral notice is reasonable under the circumstances. If mailed, such notice shall be deemed to be delivered on the earlier of Five (5) days after deposit in the U.S. mail addressed to the Director’s address as shown on the Company’s records with postage prepaid, or upon receipt. Any Director may waive notice of any meeting. Except as provided in the next sentence, the waiver must be in writing, signed by the Director entitled to notice, and filed with the minutes relating to the action taken. A Director’s attendance at a meeting shall constitute a waiver of notice of such meeting, except where such Director attends the meeting for the express purpose of objecting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Directors need be specified in the notice or waiver of notice of such meeting.

5.9           Conduct of Meeting. All Directors, to the extent possible, shall personally attend all Directors meetings. However, any Director may participate in any regular or special meeting by any means of communication by which all Directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person.

5.10         Quorum. A majority of the duly elected and qualified Directors shall constitute a quorum for the transaction of business. If less than a quorum is represented at a meeting, the Directors represented may adjourn the meeting and reschedule it for a later date without further notice. At such adjourned and rescheduled meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the original meeting. Directors present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of Directors to leave less than a quorum.

5.11        Manner of Acting; Informal Action. Except as otherwise provided in this Agreement, the act of a majority of the Directors at a meeting at which a quorum is present shall be the act of the Directors. Unless otherwise provided by law, any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing setting forth the action so taken is signed by all Directors entitled to vote with respect the subject matter thereof. Unless otherwise provided by law or in this Agreement, any or all of the Board of Directors may participate in a regular or special meeting by, or conduct the meeting through use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A Director participating in a meeting by this means is deemed to be present in person at the meeting.

5.12         Presumption of Assent. A Director present at a meeting shall be presumed to have assented to action taken, unless the dissent of such Director is entered in the minutes of the meeting or unless such Director files a written dissent to such action with the other Directors before the adjournment thereof or forwards such dissent by mail to the other Directors immediately after the adjournment thereof. Such right to dissent shall not apply to a Director who voted in favor of an action.

5.13         Removal of Directors. The Members may remove a Director, with or without cause, at a meeting called for that purpose, if notice has been given that a purpose of the meeting is such removal.

5.14         Vacancies. Any vacancy occurring in the Board may be filled by the affirmative vote of a majority of the remaining Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of such Director’s predecessor in office. Any vacancy to be filled by reason of any increase in the number of Directors shall be filled by election at an annual or special meeting of the Members called for that purpose.

5.15         Compensation. The Directors shall have authority to establish reasonable compensation of all Directors for services to the Company as Directors, officers or otherwise, and to provide for reimbursement to Directors of their reasonable expenses of attending Directors’ meetings.

5.16         Committees, Authority. The Directors may create such committees, and appoint such Directors to serve on them, as the Directors deem appropriate. Each committee must have Two (2) or more Directors, who serve at the pleasure of the Directors. The creation of a committee, and the appointment of Directors to serve on it, must be approved by a majority of the Directors. The procedural requirements for Board meetings under this Article V shall also apply to committee meetings. Board committees may exercise only those aspects of the Directors’ authority which are expressly conferred by the Directors by express resolution. Notwithstanding the foregoing, however, a committee may not, under any circumstances: (i) apportion or authorize distributions; (ii) approve or propose any action for which the Act requires Member approval; (iii) elect Officers; (iv) fill vacancies on the Board or on any of its committees; (v) adopt, amend, or repeal the Articles or this Agreement; (vi) approve a plan of merger; (vii) authorize or approve the reacquisition of Units, except according to a formula or method prescribed by the Directors; or (ix) authorize or approve the issuance or sale or contract for sale of Units or determine the designation and relative rights, preferences, and limitations of a class or series of Units.

5.17         Voting, Potential Financial Interest. No Director shall be disqualified from voting on any matter solely by reason of such Director’s (or his/her Affiliate’s) potential financial interest in the outcome of such vote, provided that the nature of such potential financial interest was reasonably disclosed at the time of such vote.

5.18         Duties and Obligations of Directors. The Directors shall cause the Company to conduct its business and operations separate and apart from that of any Director or any Director’s Affiliates. The Directors shall take all actions which may be necessary or appropriate: (i) for the continuation of the Company’s valid existence as a limited liability company under the laws of the State of Iowa and each other jurisdiction in which such existence is necessary to protect the limited liability of Members or to enable the Company to conduct the business in which it is engaged; and (ii) for the accomplishment of the Company’s purposes, including the acquisition, development, maintenance, preservation, and operation of Company. Property in accordance with the provisions of this Agreement and applicable laws and regulations. Each Director shall have the duty to discharge the foregoing duties in good faith, in a manner the Director believes to be in the best interests of the Company, and with the care an ordinarily prudent person in a like position would exercise under similar circumstances. The Directors shall be under no other fiduciary duty to the Company or the Members to conduct the affairs of the Company in a particular manner.

5.19         Officers. The officers of the Company shall be appointed by the Directors and shall include a President, a Vice-President, a Secretary, a Treasurer, and such other Officers and assistant Officers as the Directors shall determine. One person may simultaneously hold more than one office. The Officers’ terms shall be specified by the Directors. If no term is specified, they shall hold office until the first meeting of the Directors held after the next annual meeting of the Members. If the appointment of Officers shall not be made at such meeting, such appointment shall be made as soon thereafter as is convenient. Each Officer shall hold office until the officer’s successor is duly appointed and qualified, until the Officer’s death, or until the Officer resigns or is removed by the Directors. The designation of a specified term does not grant to an Officer any contract rights; and unless otherwise provided in a signed contract with the Company, Officers will be “at-will employees” subject to removal by the Directors at any time, with or without cause.

Any officer may resign at any time by giving written notice to the President or the Secretary of the Company. Unless otherwise noted in the notice, the resignation shall be effective upon receipt.

The Officers, and their duties and responsibilities shall be as follows:

                (a)    President. The President shall be the principal executive officer of the Company and shall, subject to Directors’ . control, generally supervise and control the Company’s business and affairs. The President shall, when present, preside at all Directors’ and Member meetings, and shall perform all duties incident to the office of President and such other duties as may be prescribed by this Agreement or by the Directors.

                (b)   The Vice President(s). If one or more Vice Presidents are appointed by the Directors, the Vice President (or in the event there be more than one, the appropriate Vice President, as designated by the Directors, or in the absence of any designation, then in the order of appointment) shall perform the duties of the President in the event of the President’s absence, death, inability or refusal to act. When so acting, a Vice President shall have all of the powers, and be subject to all of the restrictions upon, the President. In addition, Vice Presidents shall perform such other duties as may be prescribed by this Agreement or by the Directors.

                (c)   The Secretary. The Secretary shall: (i) keep the minutes of the Director and Member meetings; (ii) see that all notices are duly given in accordance with this Agreement and as required by law; (iii) serve as the custodian of the Company’s records; (iv) when requested or required, authenticate any Company records; (v) keep and maintain the Unit Holder Register and the Unit transfer books of the Company; and (vi) perform all duties incident to the office of Secretary and such other duties as may be prescribed by this Agreement or by the Directors.

                (d)   The Treasurer. The Treasurer shall: (i) have charge and custody of, and be responsible for, all funds and securities of the Company; (ii) receive and give receipts for moneys due and payable to the Company, and deposit all such moneys in the name of the Company in such banks, trust companies or other depositories as shall be selected in accordance with this Agreement; and (iv) generally perform all duties incident to the office of Treasurer and such other duties as may be prescribed by this Agreement or by the Directors.

                (e)   Other Assistants and Acting Officers. The Directors shall have the power to appoint any Person to act as assistant to any Officer, or to perform the duties of such Officer, whenever for any reason it is impracticable for such officer to act personally. Any such assistant or acting Officer shall have the power to perform all the duties of the office to which he or she is appointed to be an assistant, or as to which he or she is appointed to act, except as such power may be otherwise defined or restricted by the Directors. Additionally, unless prohibited by a resolution of the Directors, any Officer may delegate in writing some or all of the duties and powers of such Officer’s position to other Persons. An Officer who delegates the duties or powers of an office remains subject to the standard of conduct for such Officer with respect to the discharge of all duties and powers so delegated.

Salaries of the Officers shall be fixed from time to time by the Directors, and no Officer shall be prevented from receiving a salary due to the fact that such Officer is also a Director.

5.20        Execution of Instruments. All deeds, mortgages, bonds, checks, contracts and other instruments pertaining to the business and affairs of the Company shall be signed on behalf of the Company by: (i) the President; or (ii) such other Officers or Persons who may be authorized to do so by specific resolution of the Directors.

5.21        Limitation of Liability; Indemnification. To the maximum extent permitted under the Act and other applicable law, no Member, Director or Officer shall be personally liable for any debt, obligation or liability of the Company merely by reason of being a Member, Director or Officer. Furthermore, no Director or Officer shall be personally liable to the Company or its Members for monetary damages for a breach of fiduciary duty by such Director or Officer; provided that this provision shall not eliminate or limit the liability of a Director or Officer for any of the following: (i) any breach of the duty of loyalty to the Company or its Members; (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law; or (iii) a transaction from which the Director or Officer derived an improper personal benefit or a wrongful distribution in violation of Section 807 of the Act. To the maximum extent permitted under the Act and other applicable law, the Company, its receiver, or its trustee (in the case of its receiver or trustee, to the extent of Company Property) shall indemnify, save and hold harmless, and pay all judgments and claims against each Director or Officer relating to any liability or damage incurred by reason of any act performed or omitted to be performed by such Director or Officer, in connection with the business of the Company, including reasonable attorneys’ fees incurred by such Director in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, including all such liabilities under federal and state securities laws as permitted by law. To the maximum extent permitted under the Act and other applicable law, in the event of any action by a Unit Holder against any Director or Officer, including a derivative suit, the Company shall indemnify, save and hold harmless, and pay all costs, liabilities, damages and expenses of such Director or Officer, including reasonable attorneys’ fees incurred in the defense of such action. Notwithstanding the foregoing provisions, no Director or Officer shall be indemnified by the Company to the extent prohibited or limited by the Act. The Company may purchase and maintain insurance on behalf of any Director or Officer in his or her official capacity against any liability described in this Section, whether or not the Company would otherwise be required to indemnify such Director or Officer against such liability.

ARTICLE VI. MEMBERSHIP UNITS; MEMBERS

6.1         Membership Units. The Company is initially organized with One (1) class of Membership Interests, designated in Units, which Units are initially the only class of equity in the Company. The Units shall have no par value and shall be of a single class with identical rights. The Company shall have a first lien on the Units of any Member for any debt or liability owed by such Member to the Company. Additional and different classes of Membership Interests represented by different Units may be created and issued to new or existing Members on such terms and conditions as the Directors may determine. Such additional and different classes may have different rights, powers and preferences (including, without limitation, voting rights and distribution preferences), which may be superior to those of existing Members. Members shall have no preemptive rights to acquire additional or newly created Units.

6.2         Certificates; Surrender for Transfer. Certificates representing Units shall be in such form as shall be determined by the Directors, in their discretion. If a certificate is lost, destroyed or mutilated, a new one may be issued upon such terms and indemnity to the Company as the Directors may prescribe. No new certificate shall be issued until the former certificate for a like number of Units has been surrendered and canceled.

6.3         Members. Each Person who desires to become a Member must complete and execute a signature page to this Agreement in the form of Exhibit “B” attached hereto and such other documents as may be required by the Directors. Membership Interests and Units of the Members shall be set forth on the Unit Holder Register.

6.4         Additional Members. No Person shall become a Member without the approval of the Directors. The Directors may refuse to admit any Person as a Member in their sole discretion. Any such admission must comply with the requirements described in this Agreement and will be effective only after such Person has executed and delivered to the Company such documentation as determined by the Directors to be necessary and appropriate to effect such admission. No Person, Related Party, Affiliate, or any Person or entity related to such Person, Related Party, or Affiliate within the meaning of Section 318 of the Code, shall acquire, without the prior written consent of the Board of Directors of the Company, Units constituting more than 30% (thirty percent) of the total outstanding Membership Voting Interests of the Company.~~or Units constituting, in the aggregate, a Membership Economic Interest of more than $1,000,000 (One Million Dollars).~~

6.5         Members’ Voting Rights. Each Member shall be entitled to One (1) vote for each Unit registered in the name of such Member (as shown in the Unit Holder Register) as to any matter for which such Member is entitled to vote under this Agreement or the Act. Members do not have cumulative voting rights as to any matter. Except as otherwise expressly provided for in this Agreement, Members shall not have any right or power to take part in the management or control of the Company or its business and affairs or to act for or bind the Company in any way.

6.6         Member Meetings. Beginning with the fiscal year ending in calendar year 2007, or sooner as determined by the Directors, and each Fiscal Year thereafter, an annual meeting of the Members shall be held on or about the 20th day of March following the close of the Company’s Fiscal Year, at a time and date determined by the Directors. Special meetings of the Members, for any purpose(s) described in the meeting notice, may be called by the Directors, and shall be called by the Directors at the request of not less than Thirty Percent (30%) of all Members. A call by the Members for a special meeting shall be in writing, signed by the persons calling for the same, addressed and delivered to the Secretary, and shall state the time and purpose(s) of such meeting.

6.7         Place of Meeting. The Directors, or in the absence of action by the Directors, the President, may designate any place within or without of the State of Iowa as the place for any meeting of the Members, unless by written consents, all Members entitled to vote at the meeting designate a different place for the holding of such meeting. If no designation is made by the Directors, the President or by unanimous action of the Members, the place of meetings shall be at the principal office of the Company in the State of Iowa.

6.8         Conduct of Meetings. Subject to the discretion of the Directors, the Members may participate in any Member meeting by means of telephone conference or similar means of communication by which all participants in the meeting can hear and be heard by all other participants.

6.9         Notice. Written notice stating the place and time of any annual or special Member meeting shall be delivered or mailed not less than Five (5) nor more than Sixty (60) days prior to the meeting date, to each Member of record entitled to vote at such meeting as of the close of business on the day before said notice is delivered or mailed. Such notices shall be deemed to be effective upon the earlier of. (i) deposit postage-prepaid in the U.S. mail, addressed to the Member at the Member’s address as it appears on the Unit Holder Register, or such other address as may have been provided in writing to the Company by a Member; (ii) the date shown on the return receipt if sent by registered or certified mail, return receipt requested; or (iii) actual receipt.

6.10       Contents of Notice. The notice of each Member meeting shall include a description of the purpose(s) for which the meeting is called. If a purpose of any Member meeting is to consider: (i) a proposed amendment to or restatement of the Articles requiring Member approval; (ii) a plan of merger or share exchange; (iii) the sale, lease, exchange or other disposition of all, or substantially all of the Company’s Property; (iv) the dissolution of the Company; or (v) removal of a Director, then the notice must so state and must be accompanied, as applicable, by a copy or summary of the (1) amendment(s) to the Articles, (2) plan of merger or share exchange, (3)

documents relating to the transaction for the disposition of all the Company’s property, and/or (4) plan and Articles of Dissolution.

6.11       Adjourned Meetings. If any Member meeting is adjourned to a different date, time or place, notice need not be given of the new date, time or place, if the new date, time and place is announced at the meeting before adjournment; provided that, if a new record date for the adjourned meeting is or must be fixed, then notice must be given to new Members as of the new record date.

6.12        Waiver of Notice. Whenever any notice is required to be given to any Member under the Act, the Articles or this Agreement, a waiver in writing, signed by such Member shall be deemed equivalent to the giving of such notice. Furthermore, a Member’s attendance at a meeting waives any objection that the Member might otherwise raise based on lack of notice or defective notice, unless the Member: (i) objects at the outset of the meeting; or (ii) in the case of an objection claiming that consideration of a particular matter is not within the purposes described in the meeting notice, objects at the time such matter is presented, and in either case, thereafter does not participate in the meeting.

6.13        Fixing of Record Date. For purposes of determining the Members entitled to notice of, or to vote at, any Member meeting or any adjournment thereof, or for purposes of determining the Members entitled to receive payment of any distribution, or in order to make a determination of the Members for any other purpose, the Directors may provide that the Unit Transfer books shall be closed for a stated period, not to exceed Sixty (60) days. If the Unit Transfer books shall be closed for such purpose, such books shall be closed for at least Ten (10) days immediately preceding such meeting. In lieu of closing the Unit Transfer books, the Directors may fix in advance a date as the record date for any such determination of Members, such date in any case to be not more than Sixty (60) days, and in case of a meeting of Members not less than Ten (10) days, prior to the date on which the particular action requiring such determination is to be taken. If the Unit Transfer books are not closed and no record date is fixed for the determination, the date on which notice of the meeting is mailed or the date on which the resolution of the Directors declaring a dividend is adopted, as the case may be, shall be the record date for such determination. When a determination of Members entitled to vote at any meeting of the Members has been made as provided in this Section, such determination shall apply to any adjournment thereof, unless the Directors fix a new record date, which it must do if the meeting is adjourned to a date more than One Hundred Twenty (120) days after the date fixed for the original meeting.

6.14        Quorum and Proxies. The presence (in person or by proxy or mail ballot) of Members representing at least Thirty Percent (30%) of the Membership Voting Interests is required for the transaction of business at a meeting of the Members. Voting by proxy or by mail ballot shall be permitted on any matter if authorized by the Directors.

6.15        Voting; Action by Members. If a quorum is present, the affirmative vote of a majority of the Membership Voting Interests represented at the meeting and entitled to vote on the matter (including units represented in person, by proxy or by mail ballot when authorized by the Directors) shall constitute the act of the Members, unless the vote of a greater or lesser proportion or numbers is otherwise required by this Agreement.

6.16       Termination of Membership. If for any reason the membership of a Member is terminated as provided in this Agreement or the Act, the Member whose membership has terminated loses all Membership Voting Interests and shall be considered merely an unadmitted Assignee of the Membership Economic Interest owned before the termination of membership, having only the rights provided for unadmitted Assignees in Section 9.7 hereof.

6.17        Continuation of the Company. The Company shall not be dissolved upon the occurrence of any event that is deemed to terminate the continued membership of a Member, but rather the Company shall continue without dissolution, and its affairs shall not be required to be wound up.

6.18        No Member Right of Redemption or Return of Capital. Except as otherwise provided in this Agreement or the Act, no Member or transferee of any Member shall have any right to demand or receive a return of his/her/its Capital Contribution or to require the redemption of his/her/its Units.

6.19        Waiver of Dissenters Rights. To the fullest extent permitted by the Act, each Member hereby disclaims, waives and agrees not to assert: (i) any dissenters’ or similar rights under the Act; (ii) any right to require partition or appraisal of the Company or of any of its assets, or to cause the sale of any Company Property; or (iii) any right to maintain any action for partition or to compel any sale with respect to such Member’s Units, or with respect to any Company Property.

6.20        Loans. Any Member or Affiliate may, with the consent of the Directors, lend or advance money to the Company, in which case the amount of any such loan or advance shall not be treated as a contribution to the capital of the Company but rather shall be a debt due from the Company, repayable out of the Company’s cash. ~~and shall bear interest at a rate not in excess of the prime rate established, from time to time, by any major bank selected by the Directors for loans to its most creditworthy commercial borrowers, plus Four Percent (4%) per annum.~~ If a Director or an Affiliate of a Director is the lending Member, the rate of interest and the terms and conditions of such loan shall be no less favorable to the Company than if the lender had been an independent third party. None of the Members or their Affiliates shall be obligated to make any loan or advance to the Company.

ARTICLE VII. ACCOUNTING, BOOKS AND RECORDS

7.1         Accounting, Books and Records. The books and records of the Company shall be kept, and the financial position and the results of its operations recorded, in accordance with GAAP. The books and records shall reflect all Company transactions and shall be appropriate and adequate for the Company’s business. The Company shall maintain at its principal place of business: (i) a current list of the full name and last known address of each Member and Assignee set forth in alphabetical order, together with the Capital Contributions, Capital Account and Units of each Member and Assignee; (ii) the full name and address of each Director; (iii) a copy of the Articles and any and all amendments thereto, together with executed copies of any powers of attorney pursuant to which the Articles or any amendments thereto have been executed; (iv) copies of the Company’s federal, state and local income tax and . information returns and reports, if any, for the 6 most recent taxable years; (v) a copy of this Agreement and any and all amendments hereto, together with executed copies of any powers of attorney pursuant to which this Agreement or any amendments hereto have been executed; and (vi) copies of the financial statements of the Company, if any, for the 6 most recent Fiscal Years. The Company shall use the accrual method of accounting in the preparation of its financial reports and for tax purposes and shall keep its books and records accordingly.

7.2         Delivery to Members and Inspection. Any Member or such Member’s designated representative shall have reasonable access during normal business hours to the information and documents kept by the Company pursuant to Section 7.1 of this Agreement. The rights granted to a Member pursuant to this Section 7.2 are expressly subject to compliance by such Member with the safety, security and confidentiality procedures and guidelines of the Company, as such procedures and guidelines may be amended from time to time. Upon the request of any Member for purposes reasonably related to such Member’s interest as a Member, the Directors shall promptly deliver to the requesting Member, at the expense of the requesting Member, a copy of the information required to be maintained under Section 7.1 of this Agreement. Each Member has the right, upon reasonable request for purposes reasonably related to such Member’s interest as a Member and for proper purposes, to: (i) inspect and copy during normal business hours any of the Company records described in Section 7.1 of this Agreement; and (ii) obtain from the Directors, promptly after their becoming available, copies of the Company’s federal, state and local income tax and information returns for each Fiscal Year. Each Assignee shall have the right to information regarding the Company only to the extent required by the Act.

7.3         Reports. The Treasurer of the Company shall be responsible for causing the preparation of financial reports of the Company and the coordination of financial matters of the Company with the Company’s accountants. The Company shall cause to be delivered to each Member the financial statements listed below, prepared, in each case (other than with respect to Member’s Capital Accounts, which shall be prepared in accordance with this Agreement) in accordance with GAAP consistently applied. Delivery of the financial statements shall occur as soon as practicable following the end of each Fiscal Year (and in any event not later than 120 days after the end of such Fiscal Year), and at such time as distributions are made to the Unit Holders pursuant to Article X of this Agreement following the occurrence of a Dissolution Event. The financial statements shall consist of a balance sheet of the Company as of the end of such Fiscal Year and the related statements of operations, Unit Holders’ Capital Accounts and changes therein, and cash flows for such Fiscal Year, together with appropriate notes to such financial statements and supporting schedules, all of which shall be audited and certified by the Company’s accountants, and in each case setting forth in comparative form the corresponding figures for the immediately preceding Fiscal Year end (in the case of the balance sheet) and the Two (2) immediately preceding Fiscal Years (in the case of the statements). Public access to the financial statements through either the Company’s or the Securities and Exchange Commission’s website shall constitute delivery pursuant to this Section 7.3.

7.4         Tax Matters. The Directors shall, without any further consent of the Unit Holders being required (except as specifically required herein), make any and all elections for federal, state, local and foreign tax purposes as the Directors shall determine appropriate and shall have the right and authority to represent the Company and the Unit Holders before taxing authorities or courts of competent jurisdiction in tax matters affecting the Company or the Unit Holders in their capacities as Unit Holders, and to file any tax returns and execute any agreements or other documents relating to or affecting such tax matters, including agreements or other documents that bind the Unit Holders with respect to such tax matters or otherwise affect the rights of the Company and the Unit Holders. The Directors shall designate a Person to be specifically authorized to act as the “Tax Matters Member” under the Code and in any similar capacity under state or local law; provided, however, that the Directors shall have the authority to designate, remove and replace the Tax Matters Member who shall act as the tax matters partner within the meaning of and pursuant to Regulations Sections 301.6231(a)(7)-1 and -2 or any similar provision under state or local law. Necessary tax information shall be delivered to each Unit Holder as soon as practicable after the end of each Fiscal Year, but not later than Three (3) months after the end of each Fiscal Year.

ARTICLE VIII. AMENDMENTS

8.1          Amendments. Amendments to this Agreement may be proposed by the Directors or any Member. Following any such proposal, the Directors shall submit to the Members a verbatim statement of any proposed amendment (provided that counsel for the Company shall have approved of the same in writing as to form), and the Directors shall include therewith a recommendation as to the proposed amendment. The Directors shall seek the written vote of the Members on the proposed amendment or shall call a meeting to vote thereon and to transact any other business that it may deem appropriate. A proposed amendment shall be adopted and be effective as an amendment to this Agreement only if approved by the affirmative vote of a majority of the Membership Voting Interests represented at a Member meeting at which a quorum of the Members is present. Notwithstanding any provision of this Section 8.1 to the contrary, this Agreement shall not be amended without the consent of each Member adversely affected if such amendment would modify the limited liability of a Member, or alter the Membership Economic Interest of a Member.

ARTICLE IX. TRANSFERS

9.1          Restrictions on Transfers. Except as otherwise permitted by this Agreement, no Member shall Transfer all or any portion of such Member’s Units. In the event that any Member pledges or otherwise encumbers all or any part of such Member’s Units as security for the payment of a Debt, any such pledge or hypothecation’ shall be made pursuant to a pledge or hypothecation agreement that requires the pledgee or secured party to be bound by all of the terms and conditions of this Agreement and all other agreements governing the rights and obligations of Unit Holders in the event such pledgee or secured party becomes a Unit Holder hereunder.

9.2          Permitted Transfers. Subject to the conditions and restrictions set forth in this Article IX, a Unit Holder may~~:(a)~~  at any time Transfer all or any portion of such Unit Holder’s Units (i) to the transferor’s administrator or trustee to whom such Units are Transferred involuntarily by operation of law, ~~or~~  (ii) without consideration to or in trust for descendants of a Member; ~~or (b) at any time following the date on which substantial operations of the Facilities commence, Transfer all or any portion of such Unit Holder’s Units (i~~, (iii) to any Person approved by the Directors, in writing, or (~~ii~~iv) to any Affiliate or Related Party of such Unit Holder. Any such Transfer set forth in this Section 9.2 and meeting the conditions set forth in Section 9.3 below is referred to herein as a “Permitted Transfer.”

9.3            Conditions Precedent to Transfers. In addition to the conditions set forth above, no Transfer of Units shall be effective unless and until all of the following conditions have been satisfied:

                 (a)  Except in the case of a Transfer involuntarily by operation of law, the transferor and transferee shall execute and deliver to the Company such documents and instruments of Transfer as may be necessary or appropriate in the opinion of counsel to the Company to affect such Transfer. In the case of a Transfer of Units involuntarily by operation of law, the Transfer shall be confirmed by presentation to the Company of legal evidence of such Transfer, in form and substance satisfactory to counsel to the Company. In all cases, the transferor and/or transferee shall pay all reasonable costs and expenses connected with the Transfer and the admission of the Transferee as a Member and incurred as a result of such Transfer, including but not limited to, legal fees and costs.

                 (b) The transferor and transferee shall furnish the Company with the transferee’s taxpayer identification number, sufficient information to determine the transferee’s initial tax basis in the Units Transferred, and any other information reasonably necessary to permit the Company to file all required federal and state tax returns and other legally required information statements or returns. The Company shall not be required to make any distribution otherwise provided for in this Agreement with respect to any Transferred Units until it has received such information.

                 (c) Except in the case of a Transfer of any Units involuntarily by operation of law, either (i) such Units shall be registered under the Securities Act, and any applicable state securities laws, or (ii) the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer is exempt from all applicable registration requirements and that such Transfer will not violate any applicable laws regulating the Transfer of securities.

                 (d) Except in the case of a Transfer of Units involuntarily by operation of law, the transferor shall provide an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Directors, to the effect that such Transfer will not cause the Company to be deemed to be an “investment company” under the Investment Company Act of 1940.

                 (e) Unless otherwise approved by the Directors and Members representing in the aggregate a 75% majority of the Membership Voting Interests, no Transfer of Units shall be made except upon terms which would not, in the opinion of counsel chosen by the Directors, result in the termination of the Company within the meaning of Section 708 of the Code or cause the application of the rules of Sections 168(g)(1)(B) and 168(h) of the Code or similar rules to apply to the Company. If the immediate Transfer of such Unit would, in the opinion of such counsel, cause a termination within the meaning of Section 708 of the Code, then if, in the opinion of such counsel, the following action would not precipitate such termination, the transferor Member shall be entitled to (or required, as the case may be): (i) immediately Transfer only that portion of its Units as may, in the opinion of such counsel, be Transferred without causing such a termination; and (ii) enter into an agreement to Transfer the remainder of its Units, in one or more Transfers, at the earliest date or dates on which such Transfer or Transfers may be effected without causing such termination. The purchase price for the Units shall be allocated between the immediate Transfer and the deferred Transfer or Transfers pro rata on the basis of the percentage of the aggregate Units being Transferred, each portion to be payable when the respective Transfer is consummated, unless otherwise agreed by the parties to the Transfer. In the case of a Transfer by one Member to another Member, the deferred purchase price shall be deposited in an interest-bearing escrow account unless another method of securing the payment thereof is agreed upon by the transferor Member and the transferee Member(s)

                 (f) No notice or request initiating the procedures contemplated by this Section 9.3 may be given by any Member after a Dissolution Event has occurred. No Member may sell all or any portion of its Units after a Dissolution Event has occurred.

                 (g) No Person shall Transfer any Unit if, in the determination of the Directors, such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704(b) of the Code.

The Directors shall have the authority to waive any legal opinion or other condition required in this Section 9.3 other than the Member approval requirement set forth in Section 9.3(e).

9.4            Prohibited Transfers. Any purported Transfer of Units that is not a Permitted Transfer shall be null and void and of no force or effect whatsoever; provided that, if the Company is required to recognize a Transfer that is not a Permitted Transfer (or if the Directors, in their sole discretion, elect to recognize a Transfer that is not a Permitted Transfer): (i) the transferee’s rights shall be strictly limited to the transferor’s Membership Economic Interests associated with such Units; and (ii) the Company may offset against such Membership Economic Interests (without limiting any other legal or equitable rights of the Company) any debts, obligations or liabilities for damages that the transferor or transferee may have to the Company. In the case of a Transfer or attempted Transfer of Units that is not a Permitted Transfer, the parties engaging or attempting to engage in such Transfer shall indemnify and hold harmless the Company and the other Members from all cost, liability and damage that such parties may incur (including, without limitation, incremental tax liabilities, attorneys’ fees and expenses) as a result thereof.

9.5            No Dissolution or Termination. The Transfer of Units pursuant to the terms of this Article IX shall not dissolve or terminate the Company. No Member shall have the right to have the Company dissolved or to have such Member’s Capital Contribution returned except as provided in this Agreement.

9.6            Prohibition of Assignment. Notwithstanding the foregoing provisions of this Article IX, no Transfer of Units may be made if the Units sought to be sold, exchanged or Transferred, when added to the total of all other Units sold, exchanged or Transferred within the period of Twelve (12) consecutive months prior thereto, would result in the termination of the Company under Section 708 of the Code. In the event of a Transfer of any Units, the Members will determine, in their sole discretion, whether or not the Company will elect pursuant to Section 754 of the Code (or corresponding provisions of future law) to adjust the basis of the assets of the Company.

9.7            Rights of Unadmitted Assignees. A Person who acquires Units but who is not admitted as a Substitute Member pursuant to Section 9.8 of this Agreement shall be entitled only to the

Membership Economic Interests with respect to such Units in accordance with this Agreement, and shall not be entitled to the Membership Voting Interests with respect to such Units. In addition, such Person shall have no right to any information or accounting of the affairs of the Company, shall not be entitled to inspect the books or records of the Company, and shall not have any of the other rights of a Member under the Act or this Agreement.

9.8            Admission of Substitute Members. As to Permitted Transfers, a transferee of Units shall be admitted as a substitute Member provided that such transferee has complied with the following provisions:

                 (a) The transferee shall, by written instrument in form and substance reasonably satisfactory to the Directors, agree to be bound by all of the terms and provisions of this Agreement, and assume the obligations of the transferor Member hereunder with respect to the Transferred Units.

                 (b) The transferee shall pay for or reimburse the Company for all reasonable legal, filing and publication costs incurred in connection with the admission of the transferee as a Member; and

                 (c) Except in the case of a Transfer involuntarily by operation of law, if required by the Directors, the transferee shall deliver to the Company evidence of his/her/its authority to become a Member.

                 (d) The transferee and transferor shall each execute and deliver such other instruments as the Directors reasonably deem necessary or appropriate in connection with such Transfer.

9.9            Representations Regarding Transfers. Each Member hereby covenants and agrees with the Company for the benefit of the Company and all Members, that: (i) it is not currently making a market in Units and will not in the future make a market in Units; (ii) it will not Transfer its Units on an established securities market, a secondary market (or the substantial equivalent thereof) within the meaning of Code Section 7704(b) (and any Regulations, proposed Regulations, revenue rulings, or other official pronouncements of the IRS or the Treasury Department that may be promulgated or published thereunder); and (iii) in the event such Regulations, revenue rulings, or other pronouncements treat any or all arrangements which facilitate the selling of Units (commonly referred to as “matching services”) as being a secondary market or the substantial equivalent thereof, no Member will Transfer any Units through a matching service that is not approved in advance by the Company. Each Member further agrees that it will not Transfer any Units to any Person unless such Person first agrees to be bound by this Article IX.

Each Member hereby represents and warrants to the Company and the Members that such Member’s acquisition of Units hereunder is made as principal for such Member’s own account and not for resale or distribution of such Units. Each Member further hereby agrees that the following legend, as the same may be amended by the Directors in their sole discretion, may be placed upon any counterpart of this Agreement, the Articles, or any other document or instrument evidencing ownership of Units:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS. IN ADDITION, THE UNITS REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED WHILE THE COMPANY IS OFFERING SUCH UNITS FOR SALE, AND FOR A PERIOD OF NINE MONTHS FROM THE DATE OF THE LAST SALE BY THE COMPANY OF SUCH UNITS, TO ANY PERSON OR PERSONS RESIDENT OUTSIDE THE STATE OF IOWA.

9.10         Distributions And Allocations In Respect of Transferred Units. If any Units are Transferred during any Fiscal Year in compliance with the provisions of this Article IX, Profits, Losses, each item thereof, and all other items attributable to the Transferred Units for such Fiscal Year shall be divided and allocated between the transferor and the transferee by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using any conventions permitted by law and selected by the Directors. All distributions on or before the date of such Transfer shall be made to the transferor, and all distributions thereafter shall be made to the transferee. Solely for purposes of making such allocations and distributions, the Company shall recognize such Transfer to be effective not later than the first day of the month following the month in which all documents to effectuate the Transfer have been executed and delivered to the Company, provided that, if the Company does not receive a notice stating the date such Units were Transferred and such other information as the Directors may reasonably require within Thirty (30) days after the end of the Fiscal Year during which the Transfer occurs, then all such items shall be allocated, and all distributions shall be made, to the person or entity who, according to the books and records of the Company, was the owner of the Units on the last day of such Fiscal Year. Neither the Company nor any Member shall incur any liability for making allocations and distributions in accordance with the provisions of this Section 9.10, whether or not the Directors or the Company has knowledge of any Transfer of any Units.

9.11         Additional Members. Additional Members may be admitted from time to time upon the approval of the Directors, and in accordance with such terms and conditions, as the Directors may determine. All Members acknowledge that the admission of additional Members may result in a dilution of a Member’s Membership Interest. Prior to admission as a Member, a prospective Member shall agree in writing to be bound by this Agreement shall and execute and deliver to the Company an Addendum to this Agreement in the form of Exhibit “B” attached hereto. Upon the execution of such Addendum, such additional Member shall be deemed to be a party to this Agreement as if such additional Member had executed this Agreement on the original date hereof, and shall be bound by all of the provisions set forth herein

ARTICLE X. DISSOLUTION AND WINDING UP

10.1         Dissolution. The Company shall dissolve and shall commence winding up and liquidating upon the first to occur of any of the following (each a “Dissolution Event”): (i) the affirmative vote of a 75% majority in interest of the Membership Voting Interests to dissolve, wind up and liquidate the Company; or (ii) the entry of a decree of judicial dissolution pursuant to the Act. The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Dissolution Event.

10.2         Winding Up. Upon the occurrence of a Dissolution Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Members; and no Member shall take any action that is inconsistent with, or not necessary to or appropriate for, winding up of the Company’s business and affairs. Notwithstanding any provision in this Agreement to the contrary, the Members acknowledge and agree that all covenants and obligations set forth this Agreement shall continue to be fully binding upon the Members until such time as the Property has been distributed pursuant to this Section 10.2 and Articles of Dissolution have been filed pursuant to the Act. The Liquidator shall be responsible for overseeing the prompt and orderly winding up and dissolution of the Company. The Liquidator shall take full account of the Company’s liabilities and Property and shall cause the Property or the proceeds from the sale thereof (as determined pursuant to Section 10.8 of this Agreement), to the extent sufficient therefor, to be applied and distributed, to the maximum extent permitted by law, in the following order: (i) first, to creditors (including Members and Directors who are creditors, to the extent otherwise permitted by law) in satisfaction of all of the Company’s Debts and other liabilities (whether by payment or the making of reasonable provision for payment thereof), other than liabilities for which reasonable provision for payment has been made; and (ii) second, except as provided in this Agreement, to Members in satisfaction of liabilities for distributions pursuant to the Act; (iii) third, the balance, if any, to the Unit Holders in accordance with the positive balance in their Capital Accounts calculated after making the required adjustment set forth in clause (ii)(C) of the definition of Gross Asset Value in Section 1.10 of this Agreement, after giving effect to all contributions, distributions and allocations for all periods.

10.3         Compliance with Certain Requirements of Regulations Deficit Capital Accounts. In the event the Company is “liquidated” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), distributions shall be made pursuant to this Article X to the Unit Holders who have positive Capital Accounts in compliance with Regulations Section 1.704-1(b)(2)(ii)(b)(2). If any Unit Holder has a deficit balance in such Member’s Capital Account (after giving effect to all contributions, distributions and allocations for all Fiscal Years, including the Fiscal Year during which such liquidation occurs), such Unit Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever. In the discretion of the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Unit Holders pursuant to this Article X may be: (i) distributed to a trust established for the benefit of the Unit Holders for the purposes of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent or unforeseen liabilities or obligations of the Company, in which case the assets of any such trust shall be distributed to the Unit Holders from time to time, in the reasonable discretion of the Liquidator, in the same proportions as the amount distributed to such trust by the Company would otherwise have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement; or (b) withheld to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld amounts shall be distributed to the Unit Holders as soon as practicable.

10.4         Deemed Distribution and Recontribution. Notwithstanding any other provision of this Article X, in the event the Company is liquidated within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g) but no Dissolution Event has occurred, the Property shall not be liquidated, the Company’s Debts and other liabilities shall not be paid or discharged, and the Company’s affairs shall not be wound up.

10.5         Rights of Unit Holders. Except as otherwise provided in this Agreement, each Unit Holder shall look solely to the Property of the Company for the return of such Unit Holder’s Capital Contribution and shall have no right or power to demand or receive Property other than cash from the Company. If the assets of the Company remaining after payment or discharge of the debts or liabilities of the Company are insufficient to return such Capital Contribution, the Unit Holders shall have no recourse against the Company or any other Unit Holder or Directors.

10.6         Allocations During Period of Liquidation. During the period commencing on the first day of the Fiscal Year during which a Dissolution Event occurs and ending on the date on which all of the assets of the Company have been distributed to the Unit Holders pursuant to Section 10.2 of this Agreement (the “Liquidation Period”), the Unit Holders shall continue to share Profits, Losses, gain, loss and other items of Company income, gain, loss or deduction in the manner provided in Article III of this Agreement.

10.7         Character of Liquidating Distributions. All payments made in liquidation of the interest of a Unit Holder shall be made in exchange for the interest of such Unit Holder in Property pursuant to Section 736(b)(1) of the Code, including the interest of such Unit Holder in Company goodwill.

10.8         The Liquidator. The “Liquidator” shall mean a Person appointed by the Directors to oversee the liquidation of the Company. Upon the consent of a majority in interest of the Members, the Liquidator may be the Directors. The Company is authorized to pay a reasonable fee to the Liquidator for its services performed pursuant to this Article X and to reimburse the Liquidator for its reasonable costs and expenses incurred in performing those services. The Company shall indemnify, save harmless, and pay all judgments and claims against such Liquidator and any officers, directors, agents and employees of the Liquidator relating to any liability or damage incurred by reason of any act performed or omitted to be performed by the Liquidator, or any officers, directors, agents or employees of the Liquidator in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred in connection with the liquidation of the Company, including reasonable attorneys’ fees incurred in connection with the defense of any action based on any such act or omission, which attorneys’ fees may be paid as incurred, except to the extent such liability or damage is caused by fraud, intentional misconduct, or a knowing violation of the laws which was material to the cause of action.

10.9         Forms of Liquidating Distributions. For purposes of making distributions required by Section 10.2 of this Agreement, the Liquidator may determine whether to distribute all or any portion of the Property in-kind or to sell all or any portion of the Property and distribute the proceeds therefrom.

ARTICLE XI. MISCELLANEOUS

11.1         Notices. Any notice, payment, demand, or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be deemed to have been delivered, given, and received for all purposes (i) if delivered personally to the Person or to an officer of the Person to whom the same is directed, or (ii) when the same is actually received, if sent by regular or certified mail, postage prepaid, or by facsimile, if such facsimile is followed by a hard copy of the facsimile communication sent promptly thereafter by regular or certified mail, postage prepaid, addressed as follows, or to such other address as such Person may from time to time specify by notice to the Company: (a) If to the Company, to the address determined pursuant to Section 1.4 of this Agreement; (b) If to the Directors, to the address set forth on record with the Company; (c) If to a Unit Holder, either to the address set forth in the Unit Holder Register or to such other address that has been provided in writing to the Company.

11.2         Binding Effect. Except as otherwise provided in this Agreement, every covenant, term and provision of this Agreement shall be binding upon, and shall inure to the benefit of, the Company and the Members, and their respective heirs, representatives, successors, transferees, and assigns.

11.3         Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against the Company or any Member.

11.4         Headings. Article, Section and other headings contained in this Agreement are for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision of this Agreement.

11.5         Severability. Except as otherwise provided in the succeeding sentence, every provision of this Agreement is intended to be severable, and if any term or provision of this Agreement is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement. The preceding sentence of this Section 11.5 shall be of no force or effect if the consequence of enforcing the remainder of this Agreement without such illegal or invalid term or provision would be to cause any Member to lose the material benefit of its economic bargain.

11.6         Incorporation By Reference. Every recital, exhibit, schedule and appendix attached to this Agreement and referred to herein is hereby incorporated into this Agreement by reference unless this Agreement expressly provides otherwise.

11.7         Variation of Terms. All terms and variations thereof used in this Agreement shall be deemed to refer to masculine, feminine, or neuter, singular or plural, as the context may require.

11.8         Governing Law. The laws of the State of Iowa shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties arising hereunder.

11.9         Waiver of Jury Trial. Each of the Members irrevocably waives, to the fullest extent permitted by law, all rights to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement or the business and affairs of the Company.

11.10         Counterpart Execution. This Agreement maybe executed in any number of counterparts with the same effect as if all of the Members had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

11.11         Specific Performance. Each Member acknowledges and agrees that the Company and the other Members would be irreparably damaged if any of the provisions of this Agreement are not performed in accordance with their specific terms, and that monetary damages would not provide an adequate remedy in such event. Accordingly, it is agreed that, in addition to any other remedy to which the Company and the non-breaching Members may be entitled hereunder, at law or in equity, the Company and the non-breaching Members shall be entitled to injunctive relief to prevent breaches of the provisions of this Agreement and to specifically to enforce the terms and provisions of this Agreement.

11.12         No Third Party Rights. None of the provisions contained in this Agreement shall be deemed to be for the benefit of or enforceable by any third parties, including without limitation, any creditors of any Member or the Company.

DULY ADOPTED by the Company’s Board of Directors and Members as of ~~August 26, 2008.~~this 19th day of March 2010.

EAST FORK BIODIESEL, LLC

By: ~~/s/ Kenneth M. Clark~~ ___________________________

~~Kenneth M. Clark~~

___________________________

Its: ~~President~~ ___________________________

Attest: ~~/s/ Michael L. Kohlhaas~~ _________________________

~~Michael L. Kohlhaas~~

___________________________

Its: ~~Secretary~~ ___________________________

EXHIBIT A

Schedule of Members

Member	Units	Membership Economic Interest	Membership Voting Interest
%
%
%
TOTALS		100.00%

EXHIBIT B

EAST FORK BIODIESEL, LLC

Second Amended and Restated Limited Liability Company Agreement

Member Signature Page

          The undersigned hereby acknowledges receipt of a copy of and a reasonable opportunity to review and ask questions regarding the Second Amended and Restated Operating Agreement, dated March 19, 2010 (the “Operating Agreement”), of East Fork Biodiesel, LLC, an Iowa limited liability company (the “Company”). By execution and delivery of this Member Signature Page, the undersigned hereby executes, joins and agrees to be a party to the Operating Agreement, and agrees to all of the terms and provisions thereof, and to be bound as a member holding units of membership interest in the quantity set forth on Schedule 1 to such Operating Agreement, as if the undersigned were an original party thereto. The undersigned authorizes this Member Signature Page to be attached to and hereafter become a part of the Operating Agreement for all purposes.

Print Name of Individual or Entity Investor:	____________________________________
Signature:	____________________________________
For entity investors, print name/title of signatory:	____________________________________
Social Security or Tax ID number:	____________________________________
Address for Notices:	____________________________________ ____________________________________ ____________________________________
Date:	____________________________________

EAST FORK BIODIESEL, LLC

2010 ANNUAL MEETING OF MEMBERS

FRIDAY, MARCH 19, 2010

10:00 a.m. Central Time

East Fork Biodiesel Plant

2108 140th Avenue

Algona, IA 50511

Telephone: (515) 395-8888

PROXY FOR MEMBERSHIP UNITS

This proxy is solicited by the Board of Directors for use at the 2010 Annual Meeting of Members held on March 19, 2010.

The membership units you hold will be voted as you specify on the reverse side.

If no choice is specified, the proxy will be voted “FOR” Items 1, 2, 3 and 4.

By signing the proxy, you revoke all prior proxies and appoint Kenneth M. Clark and James A. Meyer, and each of them, with full power of substitution, to vote your membership units on the matters shown on the reverse side and any other matters that may come before the 2010 Annual Meeting and any postponement or adjournment.

See reverse for voting instructions.

Subscription Agreement #

There are two ways to vote your Proxy

Your facsimile vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY FACSIMILE — (515) 395-8891— QUICK *** EASY *** IMMEDIATE

•	You may return your proxy card to us via facsimile at (515)395-8891 (not a toll free call) to vote your proxy 24 hours a day, 7 days a week, until 9:00 a.m. Central Time on Friday, March 19, 2010.
•	If you vote by Facsimile, please do not mail your proxy card.

VOTE BY MAIL

•

Mark, sign and date your proxy card and return it in the pre-stamped envelope we’ve provided addressed to East Fork Biodiesel, LLC, 2108 140th Avenue, P.O. Box 21, Algona, IA 50511. We must receive your proxy card by 9:00 a.m. Central Time on Friday, March 19, 2010 for your vote to be counted.

If you vote by Facsimile, please do not mail your Proxy Card

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Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card

PLEASE REFER TO THE REVERSE SIDE FOR FACSIMILE AND MAIL VOTING INSTRUCTIONS

The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4

1.	Election of Directors:
		For	Against	Abstain
	01 Allen A. Kramer	☐	☐	☐
	02 Dean Ulrich	☐	☐	☐

		For	Against	Abstain
2.	To consider and act upon a proposal to amend and restate East Fork’s Second Amended and Restated Operating Agreement (effective March 19, 2010)	☐	☐	☐

		For	Against	Abstain
3.	To consider and act upon a proposal to approve an increase in East Fork’s authorized membership units	☐	☐	☐

		For	Against	Abstain
4.	In their discretion, the proxies are authorized to vote on such other business as may properly come before the annual meeting or any postponement or adjournment thereof	☐	☐	☐

THIS PROXY when properly executed will be voted as directed or, if no direction is given, will be voted FOR each of the above items.

Address Change?	Mark Box	☐	Indicate changes below:

C. Authorized Signatures – Sign Here – You must sign this section for your instructions to be executed.

Date

Signature(s) in Box

PLEASE SIGN exactly as your name(s) appear(s) on the Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

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